Filed Pursuant to Rule 424(B)(5)
                                                Registration No. 333-139359

    Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

   [RBC LOGO]        Royal Bank of Canada

                     Senior Global Medium-Term Notes, Series C

                     Enhanced Return Notes


                                  GENERAL TERMS

         Royal Bank of Canada may offer and sell enhanced return notes (the "notes") from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe the terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described in this document or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

         The notes are unsecured non-principal-protected notes linked to the performance of one or more equity or commodity indices, one or more equity securities, exchange traded funds ("ETFs"), commodities, or other assets, or any combination of the foregoing (each, a "Reference Asset") specified in the relevant pricing supplement. If the Reference Asset of your notes consists of more than one of the foregoing (a "Basket"), we may refer to each applicable component of the Reference Asset as a "Basket Component." We describe certain common indices, equity securities, and commodities in this product prospectus supplement, although your pricing supplement may identify any asset as a Reference Asset, whether or not it is described in this product prospectus supplement. The payment at maturity on your notes will be based on the performance of the Reference Asset during the term of your notes. The notes are designed for investors who are seeking exposure to the Reference Asset and who anticipate that the level of the Reference Asset will increase (or, in the case of bearish notes, decrease) from its Initial Level to the Final Level on the applicable valuation date or dates. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be negative, in which case you will receive at maturity less, and possibly significantly less, than your principal.

         THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.

YOUR INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES" BEGINNING ON PAGE PS-1 TO READ ABOUT INVESTMENT RISKS RELATING TO THE NOTES. UNLESS OTHERWISE SPECIFIED IN THE RELEVANT PRICING SUPPLEMENT, THE PRINCIPAL OF THE NOTES IS NOT PROTECTED AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT.

THE PRICE AT WHICH YOU PURCHASE THE NOTES INCLUDES HEDGING COSTS AND PROFITS THAT ROYAL BANK OF CANADA OR ITS AFFILIATES EXPECT TO INCUR OR REALIZE. THESE COSTS AND PROFITS WILL REDUCE THE SECONDARY MARKET PRICE, IF ANY SECONDARY MARKET DEVELOPS, FOR THE NOTES. AS A RESULT, YOU WILL EXPERIENCE AN IMMEDIATE AND SUBSTANTIAL DECLINE IN THE VALUE OF YOUR NOTES ON THE ISSUE DATE.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ACCURACY OF THIS PRODUCT PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this product prospectus supplement in the initial sale of a note. In addition, RBC Capital Markets Corporation or one of our other affiliates may use this product prospectus supplement in a market-making transaction in a note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

                Product Prospectus Supplement dated May 7, 2009.

--------------------------------------------------------------------------------
In this product prospectus supplement, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

         The notes are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The notes are "indexed notes", as defined in the prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the prospectus supplement. The terms described in this document supplement those described in the prospectus and prospectus supplement. If the terms described in this document are inconsistent with the terms described in those documents, then the terms described in this document are controlling.

             Specific Terms Will Be Described in Pricing Supplements

         The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described in the relevant pricing supplement supplement those described in this document and in the prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described in this document or in the prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                                 TABLE OF CONTENTS

Product Prospectus Supplement
Summary........................................................................................................PS-1
Additional Risk Factors Specific to Your Notes.................................................................PS-4
General Terms of the Notes....................................................................................PS-17
Hypothetical Returns on Your Notes............................................................................PS-33
Use of Proceeds and Hedging...................................................................................PS-34
Common Reference Assets.......................................................................................PS-35
Historical Reference Asset Level Information..................................................................PS-69
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-70
Supplemental Discussion of U.S. Federal Income Tax Consequences...............................................PS-72
Employee Retirement Income Security Act.......................................................................PS-75
Supplemental Plan of Distribution.............................................................................PS-76

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                                     SUMMARY

         The information in this "Summary" section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant pricing supplement.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Reference Asset or Basket:    As specified in the relevant pricing supplement.

Minimum Investment:           As specified in the relevant pricing supplement.

Denominations:                Unless otherwise specified in the relevant pricing
                              supplement, the notes will be issued in
                              denominations of $1,000 and integral multiples in excess of $1,000.

Interest Payable:             None.

Payment at Maturity:          The payment at maturity will be based on the
                              performance of the Reference Asset, and will be calculated as follows:

                                 Payment at Maturity in Excess of Principal

                              If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Level, then, at maturity, you will receive an amount equal to:

                                 Principal Amount + (Principal Amount x
                                 Percentage Change)

                                       (a)      If the relevant pricing
                              supplement specifies that a "Leverage Factor" is applicable to your notes, then the payment at maturity will be calculated as follows:

                                 Principal Amount + (Principal Amount x
                                 Percentage Change x Leverage Factor)

                                       (b)      If the relevant pricing
                              supplement specifies that a "Booster Coupon" is applicable to your notes:

                                                1.       If the Percentage
                                       Change is greater than the Booster
                                       Percentage, then the payment at maturity will equal:

                                 Principal Amount + ( Principal Amount x
                                 Percentage Change)

                                                2.       If the Percentage
                                       Change is equal to or greater than 0% but equal to or less than the Booster Percentage, then the payment at maturity will equal:

                                 Principal Amount + (Principal Amount x Booster Percentage)

                                       (c)      If the relevant pricing
                              supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the relevant pricing supplement.

                                 Payment at Maturity Equal to or Less Than
                                 Principal

                              If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

                                 Principal Amount + (Principal Amount x
                                 Percentage Change)

                                       (a)      If the relevant pricing
                                       supplement specifies that a "Downside
                                       Multiplier" is applicable to your notes, then the payment at maturity will be calculated as follows:

                              Principal Amount + (Principal Amount x Percentage Change x Downside Multiplier)

                                       (b)      If the relevant pricing
                                       supplement specifies that a "Buffer" is
                                       applicable to your notes:

                                                1.       If the Final Level is
                                       greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the principal amount of your notes.

                                                2.       If the Final Level is
                                       less than (or, in the case of bearish
                                       notes, greater than) the Buffer Level,
                                       then the payment at maturity will equal:

                                 Principal Amount + [Principal Amount x
                                 (Percentage Change + Buffer Percentage)]

                                       (c)      If the relevant pricing
                                       supplement specifies that a "Barrier" is applicable to your notes:

                                                1.       If no Barrier Event has
                                       occurred, then the payment at maturity
                                       will equal the principal amount of your
                                       notes.

                                                2.       If a Barrier Event has
                                       occurred, then the payment at maturity
                                       will equal:

                                 Principal Amount + (Principal Amount x
                                 Percentage Change)

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is calculated as follows:

                                    Final Level - Initial Level
                                    ---------------------------
                                            Initial Level

                              If your notes are bearish notes, the Percentage Change will be calculated as follows:

                                    Initial Level - Final Level
                                    ---------------------------
                                            Initial Level

Maximum Redemption            As specified in the relevant pricing supplement,
Amount:                       if applicable.

Leverage Factor:              As specified in the relevant pricing supplement,
                              if applicable.

Downside Multiplier:          As specified in the relevant pricing supplement,
                              if applicable.

Booster Percentage:           A specified percentage increase (or, in the case
                              of bearish notes, decrease) in the level of the Reference Asset. The Booster Percentage will be set forth in the relevant pricing supplement, if applicable.

Buffer Level:                 A specified level of the Reference Asset that is
                              less than (or, in the case of bearish notes, greater than) the Initial Level. The Buffer Level will be a percentage of the Initial Level and set forth in the relevant pricing supplement, if applicable.

Buffer Percentage:            A specified percentage that will be set forth in
                              the relevant pricing supplement, if applicable.
                              For example, if the Buffer Level is 90% of the Initial Level, the Buffer Percentage will be 10%.

Barrier Level:                A specified level of the Reference Asset that is
                              less than (or, in the case of bearish notes, greater than) the Initial Level. The Barrier Level will be a percentage of the Initial Level and set forth in the relevant pricing supplement, if applicable.

Barrier Event:                Depending upon the terms set forth in the relevant
                              pricing supplement, a Barrier Event will occur if:

                              (i) the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the level of the
                                    Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any trading day during the Monitoring Period, the closing level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

                                    (c) for notes subject to Final Valuation
                                    Date Monitoring, the Final Level is less than (or, in the case of bearish notes, greater than) the Barrier Level.

Monitoring Period:            As specified in the relevant pricing supplement,
                              if applicable.

Initial Level:                As specified in the relevant pricing supplement.

Final Level:                  The closing level of the Reference Asset on the
                              valuation date (if there is one valuation date applicable to the notes) or the arithmetic average of the closing levels of the Reference Asset on each of the valuation dates (if there is more than one valuation date applicable to the notes), or any other dates specified in the relevant pricing supplement.

Issue Date:                   As specified in the relevant pricing supplement.

Valuation Date(s):            Unless otherwise specified in the relevant pricing
                              supplement, the valuation date, or if there is more than one valuation date, the final valuation date, will be the third trading day prior to the maturity date, subject to extension for up to ten trading days for market disruption events.

Maturity Date:                As specified in the relevant pricing supplement.

CUSIP:                        As specified in the relevant pricing supplement.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt
                              Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation Agent:            The Bank of New York Mellon.

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the prospectus and the prospectus supplement. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the applicable Reference Asset. You should carefully consider whether the notes are suited to your particular circumstances. This product prospectus supplement should be read together with the prospectus, the prospectus supplement and the relevant pricing supplement. The information in the prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and the relevant pricing supplement. This section describes the most significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the prospectus, the prospectus supplement and the relevant pricing supplement, before investing in the notes.
--------------------------------------------------------------------------------

General Risks Relating to the Notes

Your Investment in the Notes May Result in a Loss.

         The notes do not guarantee any return of principal unless otherwise specified in the relevant pricing supplement. We will not repay you a fixed amount of principal on the maturity date. The amount payable on the notes at maturity will depend primarily on the Percentage Change in the level of the Reference Asset from the Initial Level to the Final Level. Because the level of the Reference Asset will be subject to market fluctuations, the return on your notes at maturity may be less, and possibly significantly less, than the principal amount per note. If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level (and, in the case of notes with a buffer, less than (or, in the case of bearish notes with a buffer, greater than) the Buffer Level) or a Barrier Event has occurred (as applicable), the return on your notes will be less than the principal amount per note. This will be the case even if the level of the Reference Asset is greater than (or, in the case of bearish notes, less than) the Initial Level at certain periods during the term of the notes. In the case of notes with a Downside Multiplier greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset on a leveraged basis. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes.

The Buffer Level and Barrier Level Provide Only Limited Principal Protection.

         You will receive the principal amount of your notes at maturity only if
(i) in the case of notes with a buffer, the Final Level is greater than or equal to (or, in the case of bearish notes with a buffer, less than or equal to) the Buffer Level and (ii) in the case of notes with a barrier, a Barrier Event has not occurred. If the Final Level is less than (or, in the case of bearish notes, greater than) the Buffer Level or a Barrier Event has occurred, as applicable, you will lose some or all of your principal amount.

The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity.

         There will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank with the same maturity date or if you invested directly in the Reference Asset. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your Potential Payment at Maturity May Be Limited.

         If your notes are subject to a cap, they will provide less opportunity to participate in the appreciation (or, in the case of bearish notes, depreciation) of the Reference Asset than an investment in a security linked to the Reference Asset providing full participation in the appreciation (or, in the case of bearish notes, depreciation), because the payment at maturity will not exceed the Maximum Redemption Amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive (or, in the case of bearish notes, negative) performance of the Reference Asset.

Owning the Notes Is Not the Same as Owning the Reference Asset or its Components or a Security Directly Linked to the Performance of the Reference Asset or its Components.

         The return on your notes will not reflect the return you would realize if you actually owned the Reference Asset or its components or a security directly linked to the performance of the Reference Asset or its underlying components and held that investment for a similar period because:


          o your notes may be subject to a cap, in which case the payment at maturity will not exceed the Maximum Redemption Amount set forth in the relevant pricing supplement; and

          o if the Reference Asset includes one or more equity indices, those indices may be calculated in part by reference to the prices of the applicable component stocks, without taking into consideration the value of any dividends paid on those stocks.

         Your notes may trade quite differently from the Reference Asset. Changes in the level of the Reference Asset may not result in comparable changes in the market value of your notes. Even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) from the Initial Level during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the level of the Reference Asset increases (or, in the case of bearish notes, decreases).

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

         There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange, nor will they be designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes; however, they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

         If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

         The following factors, which are beyond our control, may influence the market value of your notes:

         o the level of the Reference Asset, including, in the case of notes that have a buffer, whether the level of the Reference Asset trades or closes at a level below the Buffer Level or, in the case of notes that have a Barrier, whether a Barrier Event has occurred;

         o if your notes are subject to a cap, the Maximum Redemption Amount on the notes could limit any potential return you may receive;

         o the volatility (i.e., the frequency and magnitude of changes) of the price or level of the Reference Asset;

         o if the Reference Asset includes one or more equity securities or equity indices, the dividend rate on the applicable component stocks;

         o economic, financial, political, military, regulatory, legal and other events that affect the applicable securities or commodities markets generally and the U.S markets in particular, and which may affect the level of the Reference Asset;

         o if the Reference Asset includes one or more indices, commodities or other assets that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a "non-U.S. Reference Asset"), changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your notes and their market value;

         o     interest and yield rates in the market; and

         o     the time remaining to maturity of the notes.

         These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

Payments on the Notes Are Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

         The notes are Royal Bank's senior unsecured debt securities. As a result, your receipt of the amount due on the maturity date is dependent upon Royal Bank's ability to repay its obligations at that time. This will be the case even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) after the pricing date. No assurance can be given as to what our financial condition will be at the maturity of the notes.

If Your Notes Are Linked to a Basket, Changes in the Level of One or More Basket Components May Be Offset by Changes in the Level of One or More Other Basket Components.

         Your notes may be linked to a Basket. In such a case, a change in the levels of one or more Basket Components may not correlate with changes in the levels of one or more other Basket Components. The level of one or more Basket Components may increase, while the level of one or more other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bearish notes. Therefore, in determining the level of the Basket as of any time, increases (or, in the case of bearish notes, decreases) in the level of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or, in the case of bearish notes, lesser decreases and increases) in the level of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the level of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The Amount to Be Paid at Maturity Will Not Be Affected by All Developments Relating to the Reference Asset.

         Changes in the level of the Reference Asset during the term of the notes before the relevant valuation date or valuation dates will not be reflected in the calculation of the payment at maturity, unless the level of the Reference Asset trades or closes below (or, in the case of bearish notes, above) the Barrier Level, as applicable. The calculation agent will calculate this amount by comparing only the Final Level to the Initial Level (or the Buffer Level, as applicable) and, in the case of notes that have a barrier, by comparing the trading level or closing level of the Reference Asset during the Monitoring Period or on the valuation date(s), as applicable, to the Barrier Level. No other levels of the Reference Asset will be taken into account. As a result, you may receive less than the principal amount of your notes, even if the level of the Reference Asset has increased (or, in the case of bear notes, decreased) at certain times during the term of the notes before decreasing to a level below (or, in the case of bearish notes, increasing to a level above) the Initial Level (or Buffer Level, as applicable) and, if applicable, below (or, in the case of bearish notes, above) the Barrier Level as of the relevant dates.

We Will Not Hold Any Asset Comprising the Reference Asset for Your Benefit.

         The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities, commodities or other assets that may comprise the Reference Asset that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or its components. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

The Market Value of Your Notes Will Likely Decline at an Accelerated Rate as the Level of the Reference Asset Approaches and Drops Below (or, in the Case of Bearish Notes, Rises Above) the Barrier Level.

         If your notes have a barrier, when the trading level or closing level, as applicable, of the Reference Asset on any trading day declines (or, in the case of bearish notes, rises) from the Initial Level to a level near the Barrier Level for the first time, the market value of the notes will likely decline at a greater rate than the decrease (or, in the case of bearish notes, increase) in the level of the Reference Asset. If the level of the Reference Asset is near or below (or, in the case of bearish notes, above) the Barrier Level, we expect the market value of the notes to decline to reflect the fact that investors may receive less than their principal amount at maturity.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.

         In the ordinary course of their business, our affiliates may have expressed views on expected movements in any Reference Asset or its components, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Asset or its components may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or its components from multiple sources, and you should not rely solely on views expressed by our affiliates.

Changes that Affect an Index Included in the Reference Asset Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

         The policies of a sponsor of any index that may be included in the Reference Asset (the "Index Sponsor"), including an index that is the underlying index for an ETF that is a Reference Asset, concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the Index Sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the level of the index is not available on the valuation date or dates because of a market disruption event or for any other reason and no successor index is selected, the calculation agent may determine the level of the index -- and thus the amount payable at maturity -- in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Reference Asset or Its Components, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes.

         As described below under "Use of Proceeds and Hedging," we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Reference Asset or its components, futures or options on the Reference Asset or its components, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Reference Asset or its components. We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time. Although they are not expected to, any of these hedging activities may adversely affect the level of the Reference Asset or its components, and, therefore, the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes decreases.

         We or one or more of our affiliates may also engage in trading in the Reference Asset or its components and other investments relating to those assets on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the level of the Reference Asset or its components and, therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or its components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Market Value of the Notes.

         The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by an Index Sponsor.

         Unless otherwise specified in the relevant pricing supplement, no Index Sponsor is an affiliate of ours or will be involved in any offerings of the notes in any way. Consequently, we have no control of the actions of any Index Sponsor, including any actions of the type that would require the calculation agent to adjust the payment to you at maturity. No Index Sponsor has any obligation of any sort with respect to the notes. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of our proceeds from any issuance of the notes will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to an index included in the Reference Asset.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

         As noted above, we and our affiliates expect to engage in trading activities related to the Reference Asset or its components that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interests in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Reference Asset or its components, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the equity securities included in a Reference Asset or the component stocks of any index or exchange traded fund that is included in a Reference Asset, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and your interests as a holder of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or its components. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the level of the Reference Asset or its components and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Determination of the Final Level if a Market Disruption Event Occurs.

         The determination of the Final Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on any valuation date with respect to the Reference Asset. If such a postponement occurs, the calculation agent will use the closing level of the Reference Asset on the first subsequent business day on which no market disruption event occurs or is continuing. In no event, however, will any valuation date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on a valuation date, the maturity date for the notes could also be postponed, although not by more than ten trading days.

         If the determination of the level of the Reference Asset for any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the level that would have prevailed in the absence of the market disruption event. See "General Terms of the Notes--Market Disruption Events".

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

         The calculation agent will, among other things, determine the amount of your payment at maturity on the notes. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Asset has occurred. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.

The Historical Performance of the Reference Asset or its Components Should Not Be Taken as an Indication of Their Future Performance.

         The level of the Reference Asset will determine the amount to be paid on the notes at maturity. The historical performance of the Reference Asset or its components does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the Reference Asset will rise or fall during the term of the notes. The level of the Reference Asset and its components will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

         The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

         If one or more of the Reference Assets is an ETF, while the matter is not entirely clear, unless otherwise specified in the applicable pricing supplement, an investment in a note likely will be treated, in whole or in part, as a "constructive ownership transaction" to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a note will be recharacterized as ordinary income and certain interest charges may apply. See the section entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences - Supplemental U.S. Tax Considerations - Possible Application of
Section 1260 of the Code".

         On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

         In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

         Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

         The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

         This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

         Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. For additional information, please see the discussion under "Employee Retirement Income Security Act" below.

Risks Relating to Equity-Based Reference Assets

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Shares of the Reference Asset at Maturity.

         Investing in your notes will not make you a holder of the Reference Asset (if your notes are linked to one or more equity securities or ETFs) or any of the constituent stocks of the Reference Asset (if your notes are linked to one or more equity-based indices or ETFs). Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of these securities.

An Investment in the Notes May Be Subject to Risks Associated with Non-U.S. Securities Markets.

         The Reference Asset may include one or more equity securities that have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

         Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The Return on the Notes Will Be Exposed to Fluctuations in Exchange Rates that Might Affect the Level of the Reference Asset and the Payment at Maturity.

         Because the securities included in the Reference Asset may be traded in currencies other than U.S. dollars, and the notes are denominated in U.S. dollars, the amount payable on the notes at maturity may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes at maturity. An investor's net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the U.S. dollar strengthens (or, in the case of bearish notes, weakens) against the currencies in which the relevant securities are denominated, the value of those securities may be adversely affected and the level of the Reference Asset may be adversely affected as well. In turn, the payment at maturity may be adversely affected.

We Do Not Control Any Company Included in an Equity-Based Reference Asset and Are Not Responsible for Any Disclosure Made by Any Other Company.

         Neither we nor any of our affiliates have the ability to control the actions of any of the companies included in a Reference Asset, nor do we assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Asset. You should make your own investigation into the companies represented by the applicable Reference Asset.

You Will Have Limited Anti-Dilution Protection.

         If your notes are linked to one or more equity securities, the calculation agent will adjust the Initial Level, the Buffer Level and the Barrier Level, if applicable, of the Reference Asset for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the applicable issuer's capital structure, but only in the situations we describe in "General Terms of the Notes--Anti-Dilution

Adjustments Relating to a Reference Asset that Is an Equity Security or an Exchange Traded Fund" below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the relevant security. For example, the calculation agent will not make any adjustments for events such as an offering by the relevant issuer of equity securities, a tender or exchange offer for the issuer's shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the level of the Reference Asset, and adversely affect the value of your notes.

Additional Risks Relating to Exchange Traded Fund Reference Assets

If the Reference Asset to which Your Notes Are Linked Is an Exchange Traded Fund, There Are Liquidity and Management Risks Associated with the Reference Asset.

         Although shares of the Reference Asset will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in that trading market.

         The Reference Asset is subject to management risk, which is the risk that the investment adviser's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With Respect to Exchange Traded Fund Reference Assets, We Cannot Control Actions by the Investment Adviser which May Adjust the Reference Asset in a Way that Could Adversely Affect the Payments on the Notes and Their Market Value, and the Investment Adviser Has No Obligation to Consider Your Interests.

         The policies of the investment adviser concerning the calculation of the Reference Asset's net asset value, additions, deletions or substitutions of securities or other investments held by the Reference Asset and the manner in which changes affecting the underlying index are reflected in the Reference Asset could affect the market price per share of the Reference Asset and, therefore, the amounts payable on the notes and their market value. The amounts payable on the notes and their market value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Reference Asset's net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Reference Asset's net asset value, in which case it may become difficult to determine the value of your notes. If events such as these occur or if the closing price per share of the Reference Asset is not available on a valuation date, the calculation agent may determine the closing price per share of the Reference Asset on that valuation date; as a result, the calculation agent would determine the level of the Reference Asset in a manner it considers appropriate, in its sole discretion.

If the Reference Asset to which Your Notes Are Linked Is an Exchange Traded Fund, the Performance of the Reference Asset and the Performance of the Underlying Asset May Vary.

         The performance of the Reference Asset and that of its underlying asset generally will vary due to transaction costs, certain corporate actions and timing variances. If the Reference Asset maintains a "representative sampling" strategy as to an underlying asset, the performance of the Reference Asset will differ to some degree from that of the relevant asset.

         In addition, because the shares of the Reference Asset are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Reference Asset may differ from its net asset value per share; shares of the Reference Asset may trade at, above, or below their net asset value per share.

         For the foregoing reasons, the performance of the Reference Asset may not match the performance of its underlying asset over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Reference Asset may not be the same as an investment directly in the securities or other investments included in the underlying asset or the same as a debt security with a payment at maturity linked to the performance of the underlying asset.

If the Reference Asset to which Your Notes Are Linked Is an Exchange Traded Fund, Time Zone Differences Between the Cities Where the Underlying Asset and the Reference Asset Trade May Create Discrepancies in Trading Levels.

         As a result of the time zone difference, if applicable, between the cities where the securities or commodities comprising the underlying asset trade and where the shares of the Reference Asset trade, there may be discrepancies between the values of the underlying asset and the market value of the notes. In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the underlying asset remaining unchanged for multiple trading days in the city where the shares of the Reference Asset trade. Conversely, there may be periods in which the applicable foreign securities or commodities markets are open, but the securities market on which the Reference Asset trades is closed.

Risks Relating to Commodity-Based Reference Assets

You Will Not Own the Underlying Commodities.

         Investing in a note linked to the performance of one or more commodities or commodity indices is not the same as owning the applicable commodities or futures contracts relating to those commodities. You will not have a right to receive delivery of any of the applicable commodities or futures contracts relating to those commodities. We will not invest in any of the applicable commodities or futures contracts relating to those commodities on behalf or for the benefit of holders of the notes.

Commodities Prices Are Highly Volatile Due to Unpredictable Factors that Affect Supply and Demand.

         Several factors, many of which are beyond our control, may influence the market value of the notes. Factors that may affect supply and demand of the Reference Asset or the underlying commodities or futures contracts of the Reference Asset and, thus, the market value of the notes include (but are not limited to):

         o        political events;

         o        weather;

         o        agriculture;

         o        disease;

         o        labor activity;

         o        technological developments;

         o        direct government activity (such as embargoes); and

         o other supply disruptions in major producing or consuming regions of the applicable commodity.

         These factors may adversely affect the performance of the Reference Asset or underlying commodities or futures contracts of the Reference Asset and the market value of the notes. The market value of the notes will also be affected by, among other things:

         o        the trading prices of the applicable commodities;

         o        the trading prices of the applicable commodities futures; and

         o the volatility of the applicable commodities and commodities futures (including the frequency and magnitude of price increases and decreases in those commodities or commodities futures).

Suspension or Disruptions of Market Trading in the Commodity and Related Futures Markets May Adversely Affect the Value of Your Notes.

         The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.

         Certain exchanges have regulations which limit the amount of fluctuations in futures contracts that may occur during a single trading day. These limits are generally referred to as "daily price fluctuation limits," and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could affect the level of the Reference Asset or the underlying commodities of the Reference Asset and could therefore adversely affect the market value of the notes.

Underlying Commodities that Trade on Foreign Exchanges, and Baskets Containing Such Commodities and Indices Based in Part on Such Commodities May Be Subject to Additional Market Risks.

         The regulations of the U.S. Commodity Futures Trading Commission (the "CFTC") do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (but are not limited to):

         o        varying exchange rates;

         o varying quoting conventions or contract specifications on different exchanges;

         o        exchange controls;

         o        expropriation;

         o        burdensome or confiscatory taxation;

         o        moratoriums; and

         o        political or diplomatic events.

The Notes Will Not Be Regulated by the Commodity Futures Trading Commission (the "CFTC").

         Unlike a direct investment in futures contracts related to the applicable commodities, your investment in the notes does not afford you the benefits of the regulatory protections of the CFTC. Although RBC Capital Markets Corporation is registered with the CFTC as a futures merchant, you will not benefit from the CFTC's or any other non-U.S. regulators' regulatory protections that are afforded to persons who trade in futures contracts through a registered futures merchant or operator.

         Unlike an investment in notes linked to the performance of one or more commodities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a "commodity pool operator" (a "CPO"). Because the notes will not be interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC's or any non-U.S. regulatory authority's regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

An Underlying Commodity that Trades on a Foreign Exchange, or an Underlying Commodity that is Based in Part on Such Commodities, May Be Subject to Additional Market Risks.

         The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (but are not limited to):

         o     varying exchange rates;

         o varying quoting conventions or contract specifications on different exchanges;

         o     exchange controls;

         o     expropriation;

         o     burdensome or confiscatory taxation;

         o     moratoriums; and

         o     political or diplomatic events.

         It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the applicable commodities.

An Investment in the Notes May Be Subject to Risks Associated with the London Bullion Market Association (the "LBMA").

         The closing prices of some commodities, such as gold and silver, may be determined by reference to fixing prices reported by the LBMA. The LBMA is a self regulatory association of bullion market participants. Although all market-making members of the LMBA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA ceases operations, or if bullion trading becomes subject to a value-added tax or other tax or any other form of regulation currently not in place, the role of the LBMA price fixings as a global benchmark for the value of the relevant commodities may be adversely affected. The LBMA is a principals' market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An Investment in the Notes May Be Subject to Risks Associated with the Trading of Commodities on the London Metals Exchange (the "LME").

         The market prices of some commodities may be determined by reference to the settlement prices of contracts traded on the LME. The LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than the futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations are occurring on a valuation date, the prices of the contracts used to determine the level of the Reference Asset or the price of the underlying commodities of the Reference Asset could be affected in a manner that adversely affects the payment at maturity.

Other Risk Factors Relating to the Applicable Reference Asset

         The relevant pricing supplement may set forth additional risk factors as to the Reference Asset that you should review prior to purchasing the notes.

                           GENERAL TERMS OF THE NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the prospectus.
--------------------------------------------------------------------------------

         In addition to the terms described in the "Summary" section above, the following general terms will apply to the notes, including your notes:

Specified Currency

         Unless otherwise specified in the relevant pricing supplement, all payments, if any, on the notes will be made in U.S. dollars ("$").

Form and Denomination

         The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.

No Listing

         Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

         Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

         o the default amount will be payable on any acceleration of the maturity of your notes as described under "--Default Amount on Acceleration" below;

         o a business day for your notes will have the meaning described under "--Special Calculation Provisions--Business Day" below; and

         o a trading day for your notes will have the meaning described under "--Special Calculation Provisions--Trading Day" below.

         Please note that the information about the issuance, issue date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

         At maturity, subject to our credit risk as issuer of the notes, you will receive a cash payment that is based on the performance of the Reference Asset. The payment at maturity will be calculated as follows:

         Payment at Maturity in Excess of Principal

         If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Level, then, at maturity, you will receive an amount equal to:

            Principal Amount + (Principal Amount x Percentage Change)

         The Percentage Change is the difference between the Final Level and the Initial Level and is expressed as a percentage of the Initial Level. The Percentage Change may be positive or negative and will be calculated as follows:

                           Final Level - Initial Level
                           ---------------------------
                                  Initial Level

         If your notes are bearish notes, the Percentage Change will be calculated as follows:

                           Initial Level - Final Level
                           ---------------------------
                                  Initial Level

         (a) Leverage Factor. If the relevant pricing supplement specifies that a Leverage Factor is applicable to your notes, then the payment at maturity will be calculated as follows:

   Principal Amount + (Principal Amount x Percentage Change x Leverage Factor)

         The Leverage Factor represents the extent to your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. The Leverage Factor may be less than, equal to, or greater than 100%. If the Leverage Factor is less than 100%, your notes will participate in less than the full upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. If the Leverage Factor is greater than 100%, your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) on a leveraged basis. The Leverage Factor will be specified in the relevant pricing supplement, if applicable.

         (b) Booster Coupon. If the relevant pricing supplement specifies that a Booster Coupon is applicable to your notes:

                  1. If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

            Principal Amount + (Principal Amount x Percentage Change)

                  2. If the Percentage Change is equal to or greater than 0% but equal to or less than the Booster Percentage, then the payment at maturity will equal:

           Principal Amount + (Principal Amount x Booster Percentage)

         The Booster Percentage is a specified increase (or, in the case of bearish notes, decrease) in the level of the Reference Asset, and will be set forth in the relevant pricing supplement, if applicable.

         (c) Cap. If the relevant pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the relevant pricing supplement.

         Payment at Maturity Equal to or Less than Principal

         If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

            Principal Amount + (Principal Amount x Percentage Change)

         (a) Downside Multiplier. If the relevant pricing supplement specifies that a Downside Multiplier is applicable to your notes, then the payment at maturity will be calculated as follows:

 Principal Amount + (Principal Amount x Percentage Change x Downside Multiplier)

         The Downside Multiplier represents the extent to which your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. The Downside Multiplier may be less than, equal to, or greater than 100%. If the Downside Multiplier is less than 100%, your notes will participate in less than the full downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. If the Downside Multiplier is greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) on a leveraged basis. The Downside Multiplier will be specified in the relevant pricing supplement, if applicable. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes; however, in no event will you lose more than your initial investment.

         (b) Buffer. If the relevant pricing supplement specifies that a Buffer is applicable to your notes:

                  1. If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the principal amount of your notes.

                  2. If the Final Level is less than (or in the case of bearish notes, greater than) the Buffer Level, then the payment at maturity will equal:

Principal Amount + [(Principal Amount x (Percentage Change + Buffer Percentage)]

         The Buffer Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Buffer Level will be a percentage of the Initial Level and set forth in the relevant pricing supplement, if applicable. The Buffer Percentage is a specified percentage that will be set forth in the relevant pricing supplement, if applicable. For example, if the Buffer Level is 90% of the Initial Level, the Buffer Percentage will be 10%.

         (c) Barrier. If the relevant pricing supplement specifies that a Barrier is applicable to your notes:

                  1. If no Barrier Event has occurred, then the payment at maturity will equal the principal amount of your notes.

                  2. If a Barrier Event has occurred, then the payment at maturity will equal:

            Principal Amount + (Principal Amount x Percentage Change)

         Unless otherwise specified in the relevant pricing supplement, a Barrier Event will occur if:

(i) the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level; and

(ii) (a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

         (b) for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

         (c) for notes subject to Final Valuation Date Monitoring, the Final Level is less than (or, in the case of bearish notes, greater than) the Barrier Level.

         The relevant pricing supplement will specify which of these three Monitoring Methods is applicable to your notes as well as the applicable Monitoring Period. If your notes are monitored by a different method, that method will be specified in the relevant pricing supplement, as well as any other provisions relating to the determination of the amount payable on your notes at maturity.

         The Barrier Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Barrier Level will be a percentage of the Initial Level and set forth in the relevant pricing supplement, if applicable.

Determining the Level of the Reference Asset

         Initial Level. The relevant pricing supplement will set forth the Initial Level of the Reference Asset. Unless otherwise specified in the relevant pricing supplement, (a) the Initial Level of an index will be its closing level on the pricing date and (b) the Initial Level of an equity security or an exchange traded fund will be its closing price on the pricing date.

         Final Level. Unless otherwise specified in the relevant pricing supplement, (a) the level of an index on any valuation date will be its closing level on that date and (b) the level of an equity security or an exchange traded fund on any valuation date will be its closing price on that date. The level of a commodity or any other asset on any valuation date will be determined in the manner set forth in the relevant pricing supplement.

Valuation Date

         Unless otherwise specified in the relevant pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the final valuation date (if there is more than one valuation date applicable to the notes) will be the third trading day before the maturity date specified in the relevant pricing supplement. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date applicable to the notes, the Final Level will be determined according to the calculation in "--Market Disruption Events" below.

Maturity Date

         Unless otherwise specified in the relevant pricing supplement, the maturity date will be the third scheduled business day following the valuation date or the final valuation date, as applicable, unless that date is not a business day, in which case the maturity date will be the next following business day. The maturity date will be postponed by the same number of trading days as the valuation date or the final valuation date, as applicable, if a market disruption event occurs or is continuing as described above. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Unavailability of the Level of the Reference Asset on a Valuation Date

         Reference Assets Consisting of One or More Equity Securities or ETFs

         With respect to Reference Assets consisting of one or more equity securities or ETFs, if a security's listing is withdrawn from the principal national securities exchange on which that security is listed for trading and that security is not listed on any national exchange, or trading on that security is terminated on or prior to any valuation date, then the closing price for that security on that date will be determined by the calculation agent. In determining the closing price for that security on that date, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market.

         Reference Assets Consisting of One or More Commodities

         With respect to Reference Assets consisting of one or more commodities, if the relevant exchange discontinues trading in any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the calculation agent determines to be comparable to the discontinued commodity (a "successor commodity").

         If the relevant exchange discontinues trading in a commodity included in the Reference Asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the level of the commodity for that valuation date.

         Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the notes. If at any time (i) the method of calculating the official U.S. dollar cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (ii) there is a material change in the composition or constitution of a commodity or
(iii) if the reporting thereof is in any other way modified so that its price does not, in the opinion of the calculation agent, fairly represent the price of the commodity, the calculation agent will, at the close of business in New York City on each applicable valuation date, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a price for the commodity comparable to that commodity or that successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the payment at maturity with reference to that commodity or that successor commodity, as adjusted. In that event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

         Reference Assets Consisting of One or More Equity Securities Indices

         With respect to a Reference Asset consisting of one or more equity securities indices, if the Index Sponsor discontinues publication of an index comprising part of the Reference Asset and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such successor or substitute index being referred to in this section as a "successor index"), then any subsequent index closing level will be determined by reference to the published level of that successor index at the regular weekday close of trading on the applicable valuation date.

         Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

         If a successor index is selected by the calculation agent, that successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

         If any Index Sponsor discontinues publication of an index comprising a part of the Reference Asset prior to, and that discontinuance is continuing on, any valuation date and the calculation agent determines, in its sole discretion, that no successor index is available at that time, then the calculation agent will determine the level of the Reference Asset for the relevant date in accordance with the formula for and method of calculating the index last in effect prior to the discontinuance, without rebalancing or substitution, using the closing level (or, if trading in the relevant underlying securities or components of the index have been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each security or component most recently comprising the index. Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising a part of the Reference Asset may adversely affect the value of your notes.

         If at any time the method of calculating a closing level for an index comprising a part of the Reference Asset or a successor index is changed in a material respect, or if the index is in any other way modified so that the index does not, in the opinion of the calculation agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York City on the applicable valuation date, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to that index as if those changes or modifications had not been made. Accordingly, if the method of calculating the index is modified so that the value of that index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust the index in order to arrive at a value of that index as if it had not been modified (e.g., as if such split had not occurred).

         Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising a part of the Reference Asset may adversely affect the value of your notes.

         Reference Assets Consisting of One or more Commodities Indices

         With respect to a Reference Asset consisting of one or more commodities indices, if the Index Sponsor discontinues publication of or otherwise fails to publish any index comprising the Reference Asset and that Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to in this section as a "successor index"), then the index level will be determined by reference to the level of that successor index on the applicable valuation date.

         Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

         If a successor index is selected by the calculation agent, that successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

         If (i) the index is discontinued or (ii) the Index Sponsor fails to publish the index, in either case, prior to, and such discontinuance is continuing on, any valuation date and the calculation agent determines in its sole discretion that a successor commodity index is available at the time, then the calculation agent will determine the value to be used for the level of the index. The value to be used for the level of the index will be computed by the calculation agent in the same general manner previously used by the applicable Index Sponsor and will reflect the performance of that index through the trading day on which that index was last in effect preceding the date of discontinuance. In that case, the calculation agent will treat any trading day on which the primary exchange for futures or options contracts relating to that index is open for trading as a trading day for that index for purposes of the determination of the level of the index. In that event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

         Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising a part of the Reference Asset may adversely affect the value of your notes.

         Adjustments Relating to Notes Linked to a Basket

         If the calculation agent substitutes a successor equity index, successor commodity index or successor commodity, as the case may be, or otherwise affects or modifies a Basket Component, then the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payment at maturity with reference to that basket or the successor basket (as described below), as adjusted.

         In this event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

         In the event of the adjustment described above, the newly composed basket is referred to in this section as the "successor basket" and will be used as a substitute for the original Basket for all purposes.

         If the calculation agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the calculation agent will determine the level of the applicable Basket Components or the Basket level for any valuation date as described under "--Unavailability of the Level of the Reference Asset on a Valuation Date--Reference Assets Consisting of One or More Equity Securities or ETFs" with respect to equity securities or ETFs comprising the Basket Component, "--Unavailability of the Level of the Reference Asset on a Valuation Date--Reference Assets Consisting of One or More Commodities" with respect to commodities comprising the Basket Component, "--Unavailability of the Level of the Reference Asset on a Valuation Date--Reference Assets Consisting of One or More Equity Securities Indices" with respect to equity securities indices comprising the Basket Component, "--Unavailability of the Level of the Reference Asset on a Valuation Date--Reference Assets Consisting of One or More Commodities Indices" with respect to commodity indices comprising the Basket Component.

         Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any Basket Component may adversely affect the market value of the notes.

Market Disruption Events

         If the Final Level will be determined on a single valuation date and a market disruption event occurs or is continuing on that date, the Final Level will equal the closing price or closing level, as applicable, of the Reference Asset on the first trading day following the valuation date on which the calculation agent determines that a market disruption event is not continuing. If a market disruption event occurs or is continuing on each trading day to and including the tenth trading day following the valuation date, the Final Level will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered commercially reasonable under the circumstances) by the calculation agent on that tenth trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Level that would have prevailed in the absence of the market disruption event.

         If the Final Level will be determined over more than one valuation date and a market disruption event occurs or is continuing on any scheduled valuation date other than the final valuation date, the level of the Reference Asset for that valuation date will equal the closing price or closing level, as applicable, of the Reference Asset on the next scheduled valuation date. For example, if a market disruption event occurs or is continuing on the first and second scheduled valuation dates, but not on the third scheduled valuation date, then the closing price or closing level, as applicable, of the Reference Asset on the third scheduled valuation date will also be deemed to be the closing price or closing level, as applicable, of the Reference Asset on the first and second scheduled valuation dates. If no further scheduled valuation dates occur after a valuation date on which a market disruption event occurs or is continuing or if a market disruption event occurs or is continuing on the final valuation date, then the closing price or closing level, as applicable, of the Reference Asset for that valuation date will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered to be commercially reasonable under the circumstances) by the calculation agent on that final valuation date, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing price or closing level, as applicable, of the Reference Asset that would have prevailed in the absence of the market disruption event.

         A market disruption event means any event, circumstance or cause which Royal Bank determines, and the calculation agent confirms, has or will have a material adverse effect on the ability of Royal Bank to perform its obligations under the notes or to hedge its position in respect of its obligations to make payment of amounts owing thereunder and more specifically includes the following events to the extent that they have such effect:

a) with respect to individual equity securities or shares of an ETF:

         o a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;

         o any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the security in its primary market;

         o the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

         o any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

         o any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" in this product prospectus supplement.

b) with respect to individual commodities:

         o a suspension, absence or limitation of trading in (i) that commodity in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the calculation agent;

         o any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the commodity in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

         o the closure on any day of the primary market for that commodity on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

         o any scheduled trading day on which (i) the primary market for that commodity or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session; or

         o any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" in this product prospectus supplement.

c) with respect to an equity securities index:

         o a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

         o a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

         o any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or
               (ii) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

         o the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

         o any scheduled trading day on which (i) the primary markets for index components constituting 20% or more, by weight, of that index or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

         o any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" in this product prospectus supplement.

d) with respect to a commodities index:

         o a suspension, absence or material limitation of trading in a material number of the commodities underlying the index for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

         o a suspension, absence or material limitation of trading in option or futures contracts relating to the commodities underlying the index, or a material number of the commodities underlying the index, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

         o one or more of the commodities indices is not published, as determined by the calculation agent in its sole discretion; or

         o in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging".

Anti-Dilution Adjustments Relating to a Reference Asset that Is an Equity Security or an Exchange Traded Fund

         The Initial Level, Buffer Level and Barrier Level will be specified in the relevant pricing supplement. For notes linked to a Reference Asset that is an equity security or an ETF, the calculation agent will adjust the Initial Level, Buffer Level and Barrier Level if any of the dilution events described below occurs with respect to the Reference Asset.

         The calculation agent will adjust the Initial Level, Buffer Level and Barrier Level as described below, but only if an event below under this section occurs with respect to the Reference Asset and only if the relevant event occurs during the period described under the applicable subsection. The Initial Level, Buffer Level and Barrier Level will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Asset.

         If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Level, Buffer Level and Barrier Level, the calculation agent will adjust that Initial Level, Buffer Level and Barrier Level for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Level, Buffer Level and Barrier Level for the first event, the calculation agent will adjust the Initial Level, Buffer Level and Barrier Level for the second event, applying the required adjustment to the Initial Level, Buffer Level and Barrier Level as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

         A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

         If the Reference Asset is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Level, Buffer Level and Barrier Level by dividing the prior Initial Level, Buffer Level and Barrier Level--that is, the Initial Level, Buffer Level and Barrier Level before the stock split or stock dividend--by the number equal to: (1) the number of shares of the Reference Asset outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately before the stock split or stock dividend becomes effective. The Initial Level, Buffer Level and Barrier Level will not be adjusted, however, unless:

         o in the case of a stock split, the first day on which the Reference Asset trades without the right to receive the stock split occurs after the pricing date and on or before the applicable valuation date; or

         o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

         The ex-dividend date for any dividend or other distribution with respect to the Reference Asset is the first day on which the Reference Asset trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

         A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

         If the Reference Asset is subject to a reverse stock split, then the calculation agent will adjust the Initial Level, Buffer Level and Barrier Level by multiplying the prior Initial Level, Buffer Level and Barrier Level by a number equal to: (1) the number of shares of the Reference Asset outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately after the reverse stock split becomes effective. The Initial Level, Buffer Level and Barrier Level will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable valuation date.

Extraordinary Dividends

         Any distribution or dividend on the Reference Asset determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer's historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

         If any extraordinary dividend occurs with respect to the Reference Asset, the calculation agent will adjust the Initial Level, Buffer Level and Barrier Level to equal the product of: (1) the prior Initial Level, Buffer Level and Barrier Level, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Asset on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Asset on the business day before the ex-dividend date. The Initial Level, Buffer Level and Barrier Level will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

         The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

         o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Asset minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Asset; or

         o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

         To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Asset that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Level, Buffer Level and Barrier Level only as described under "--Stock Splits and Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

Transferable Rights and Warrants

         If the issuer of the Reference Asset issues transferable rights or warrants to all holders of the Reference Asset to subscribe for or purchase the Reference Asset at an exercise price per share that is less than the closing price of the Reference Asset on the business day before the ex-dividend date for the issuance, then the Initial Level, Buffer Level and Barrier Level will be adjusted by multiplying the prior Initial Level, Buffer Level and Barrier Level by the following fraction:

         o the numerator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset that the aggregate offering price of the total number of shares of the Reference Asset so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

         o the denominator will be the number of shares of the Reference Asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Asset offered for subscription or purchase under those transferable rights or warrants.

         The Initial Level, Buffer Level and Barrier Level will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable valuation date.

Reorganization Events

         If the issuer of the Reference Asset undergoes a reorganization event in which property other than the Reference Asset -- e.g., cash and securities of another issuer -- is distributed in respect of the Reference Asset, then, for purposes of calculating the level of the Reference Asset, the calculation agent will determine the closing price of the Reference Asset on the applicable valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Asset.

         If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Asset.

         Each of the following is a reorganization event with respect to the Reference Asset:

         o     the Reference Asset is reclassified or changed;

         o the issuer of the Reference Asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

         o a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

         o the issuer of the Reference Asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

         o the issuer of the Reference Asset effects a spin-off--that is, issues to all holders of the Reference Asset equity securities of another issuer, other than as part of an event described in the four bullet points above;

         o the issuer of the Reference Asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

         o another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the Reference Asset.

Valuation of Distribution Property

         If a reorganization event occurs with respect to the Reference Asset, and the calculation agent does not substitute another stock for the Reference Asset as described in "--Substitution" below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property--whether it be cash, securities or other property--distributed in the reorganization event in respect of one share of the Reference Asset, as the Reference Asset existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable valuation date.

         For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

         If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Asset on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Asset were outstanding and were affected by the same kinds of events.

         For example, if the issuer of the Reference Asset merges into another company and each share of the Reference Asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Reference Asset will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in "--Anti-Dilution Adjustments Relating to a Reference Asset that is an Equity Security or an Exchange-Traded Fund" or as described above in this "--Reorganization Events" section as if the common shares were the Reference Asset. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

         When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Asset or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Reference Asset in respect of which the distribution is made.

         If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Asset as described above. Consequently, in this product prospectus supplement, when we refer to the Reference Asset, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Asset. Similarly, when we refer to the issuer of the Reference Asset, we mean any successor entity in a reorganization event.

Substitution

         If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Asset upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Reference Asset. In such case, the adjustments described above in "--Valuation of Distribution Property" will not apply.

         If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Asset. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

         The calculation agent will determine, in its sole discretion, the Initial Level, Buffer Level, Barrier Level and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Other Events

         The calculation agent is empowered to make such adjustments to the terms of the notes for other events not described above (including events with respect to a Reference Asset that is an ETF) in its sole discretion.

Payment of Additional Amounts

         We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

         However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

         (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

         (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

         (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

                  (a)      the due date for payment thereof, or

                  (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

         (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

         For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

         We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

         For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

         If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes. We describe the default amount below under "--Default Amount".

         For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

         The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

         o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

         o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

         During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

         The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

         o     no default quotation is obtained, or

         o every quotation of that kind obtained is objected to within five business days after the due date as described above.

         If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

         In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

         For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

         o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

         o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

         Any payment on the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City. The payment at maturity will only be made when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

         As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

         The calculation agent will make all determinations regarding the level of the Reference Asset, modified business days, market disruption events, the default amount, and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

         Please note that The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., is currently serving as the calculation agent for the notes. We may change the calculation agent for your notes at any time without notice and the calculation agent may resign as calculation agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

         When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each applicable payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

Trading Day

         When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Reference Asset is open for trading, unless otherwise specified in the relevant pricing supplement.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

         The relevant pricing supplement may include a table or chart showing hypothetical amounts that could be delivered for your notes at maturity, based on a range of hypothetical levels of the Reference Asset and on various key assumptions shown in the relevant pricing supplement.

         Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the Reference Asset on any valuation date as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the relevant pricing supplement will be entirely hypothetical. They will be based on levels of the Reference Asset that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

         As calculated in the relevant pricing supplement, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest directly in the Reference Asset.

         We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the levels of the Reference Asset or, therefore, the payment at maturity. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be paid in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Reference Asset.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

         We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds". We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

         In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities, commodities, indices or other assets included in or linked to the Reference Asset and/or listed and/or over-the-counter derivative instruments linked to the Reference Asset prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

         o     acquire or dispose of the Reference Asset or its components;

         o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the level of the Reference Asset or its components; or

         o     any combination of the above two.

         We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

         We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Reference Asset or its components or over-the-counter derivative instruments linked to those assets.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes--Trading and Other Transactions by Royal Bank or its Affiliates in the Reference Asset or Its Components, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes" and "--The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                             COMMON REFERENCE ASSETS

Common Indices

         The Reference Asset to which your notes are linked will be specified in the relevant pricing supplement. Below we have described several common indices which may be a Reference Asset or a Basket Component. The relevant pricing supplement may specify one of these indices or an index not described below as the applicable Reference Asset or a Basket Component.

Dow Jones EURO STOXX 50(R) Index

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "DJ Euro STOXX 50") contained in this product prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "DJ Euro STOXX 50 Sponsor"). The DJ Euro STOXX 50 Sponsor owns the copyright and all other rights to the DJ Euro STOXX 50. The DJ Euro STOXX 50 Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ Euro STOXX 50. We do not assume any responsibility for the accuracy or completeness of such information.

The DJ Euro STOXX 50 seeks to provide exposure to European large capitalization equity securities. The DJ Euro STOXX 50 universe is defined as all components of the DJ EURO STOXX Index. The DJ EURO STOXX Index represents the Eurozone portion of the Dow Jones STOXX 600 index (the "Dow Jones STOXX 600"). The DJ STOXX 600 contains the 600 largest stocks traded on the major exchanges of 18 European countries. The DJ Euro STOXX 50 universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The stocks that compose the DJ Euro STOXX 50 are traded in Euros and in other European currencies.

For each of the 18 DJ EURO STOXX Indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXX TMI Supersector Index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ Euro STOXX 50 are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization to produce the DJ EURO STOXX 50 selection list. In exceptional cases, the STOXX Ltd. Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. [Any remaining current components of the DJ Euro STOXX 50 ranked between 41 and 60 are added as DJ Euro STOXX 50 components.] If the component number is still below 50, then the largest stocks on the selection list are added until the DJ Euro STOXX 50 contains 50 stocks. The DJ Euro STOXX 50 composition is reviewed annually in September of each year and is subject to change.

The DJ Euro STOXX 50 is weighted by free-float market capitalization. Each component's weight is capped at 10% of the DJ Euro STOXX 50's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ Euro STOXX 50 component stocks.

DJ Euro STOXX 50 Index Calculation

The DJ Euro STOXX 50 is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the DJ Euro STOXX 50 value can be expressed as follows:

            Free float market capitalization of the DJ Euro STOXX 50
Index = ---------------------------------------------------------------- x 1,000
        Adjusted base date market capitalization of the DJ Euro STOXX 50

The "free float market capitalization of the DJ Euro STOXX 50" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the DJ Euro STOXX 50 is being calculated.

The DJ Euro STOXX 50 is also subject to a divisor, which is adjusted to maintain the continuity of DJ Euro STOXX 50 values despite changes due to corporate actions.

The DJ Euro STOXX 50 is denominated in Euros. The DJ Euro STOXX 50 Return will be calculated based on the closing levels of the DJ Euro STOXX 50, as reported by Bloomberg L.P. under ticker symbol "SX5E."

License Agreement

We have entered into a non-exclusive license agreement with the DJ Euro STOXX 50 Sponsor, which grants us a license in exchange for a fee to use the DJ Euro STOXX 50 in connection with the issuance of certain securities, including the notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the DJ Euro STOXX 50 Sponsor. The DJ Euro STOXX 50 Sponsor has no relationship to Royal Bank, other than the licensing of the DJ Euro STOXX 50 and its service marks for use in connection with the notes.

The DJ Euro STOXX 50 Sponsor does not:

         o     sponsor, endorse, sell or promote the notes.

         o recommend that any person invest in the notes or any other financial products.

         o have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

         o have any responsibility or liability for the administration, management or marketing of the notes.

         o consider the needs of the notes or the owners of the notes in determining, composing or calculating the DJ Euro STOXX 50 or have any obligation to do so.

The DJ Euro STOXX 50 Sponsor will not have any liability in connection with the notes. Specifically, the DJ Euro STOXX 50 Sponsor does not make any warranty, express or implied, and the DJ Euro STOXX 50 Sponsor disclaims any warranty about:

         o the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the DJ Euro STOXX 50 and the data included in the DJ Euro STOXX 50;

         o     the accuracy or completeness of the DJ Euro STOXX 50 or its data;

         o the merchantability and the fitness for a particular purpose or use of the DJ Euro STOXX 50 or its data;

         o any errors, omissions or interruptions in the DJ Euro STOXX 50 or its data; and

         o any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ Euro STOXX 50 Sponsor knows that they might occur.

The licensing relating to the use of the DJ Euro STOXX 50 and trademark referred to above by Royal Bank is solely for the benefit of Royal Bank, and not for any other third parties.

The FTSE(TM) 100 Index

The FTSE(TM) 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). The FTSE(TM) 100 Index was developed with a base value of 1,000 as of January 3, 1984 and is maintained by FTSE International Limited. To qualify for inclusion in the FTSE(TM) 100 Index, companies must have a full listing on the Exchange with a Sterling or Euro denominated price, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE(TM) 100 Index. A constant number of constituents are maintained for the FTSE(TM) 100 Index.

Computation of the FTSE(TM) 100 Index

For the purposes of computing the FTSE(TM) 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE(TM) 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of four days' notice is given to users of the FTSE(TM) 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE(TM) 100 Index is calculated in real-time and published every 15 seconds during the FTSE(TM) 100 Index opening hours, using real time prices. The FTSE(TM) 100 Index return is calculated based on the closing levels of the FTSE(TM) 100 Index, as reported by Bloomberg L.P. The FTSE(TM) 100 Index is calculated by: (i) multiplying the per share price of each stock included in the FTSE(TM) 100 Index by the number of outstanding shares; (ii) calculating the sum of all these products (such sum, the "FTSE Aggregate Market Value") as of the starting date of the FTSE(TM) 100 Index; (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE(TM) 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE(TM) 100 Index; and (iv) multiplying the result by 1,000.

License Agreement

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by the London Stock Exchange Plc or by The Financial Times Limited ("FT") and neither FTSE International Limited nor London Stock Exchange Plc nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSESM 100 Index and/or the figure at which the index stands at any particular time on any particular day or otherwise. The FTSESM 100 Index is compiled and calculated by FTSE. However, neither FTSE nor London Stock Exchange Plc nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSESM 100 Index and neither FTSE or London Stock Exchange Plc or FT shall be under any obligation to advise any person of any error therein.

"FTSE(R) ", "FT-SE(R) " and "Footsie(R) " are trademarks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. "All-World", "All-Share" and "All-Small" and "FTSE4Good" are trade marks of FTSE International Limited.

Nikkei 225 Index

We have derived all information regarding the Nikkei 225 Index (the "Nikkei Index") contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor, and measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All stocks included in the Nikkei Index trade on the TSE in Japanese yen. All 225 Nikkei Index stocks are listed in the First Section of the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section (which is for high-growth startup companies). Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

          o Technology - Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

          o    Financials - Banks, Miscellaneous Finance, Securities, Insurance;

          o    Consumer Goods - Marine Products, Food, Retail, Services;

          o Material - Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

          o Capital Goods/Others - Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

          o Transportation and Utilities - Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each stock in the Nikkei Index by the corresponding weighting factor for such stock, calculating the sum of all these products and dividing that sum by a divisor. The weighting factor for each stock in the Nikkei Index is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each such stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the stocks in the Nikkei Index, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the stocks included in the Nikkei Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any stock in the Nikkei Index, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Stocks included in the Nikkei Index may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index stocks except when a stock is deleted in accordance with the following criteria.

Any stock in the Nikkei Index becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the stock to the Second Section of the TSE. In addition, any stock in the Nikkei Index with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a stock from the Nikkei Index, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted stock. Until such replacement, the Nikkei Index will be calculated with the remaining stocks included in the Nikkei Index less the deleted stocks.

A list of the issuers of the stocks included in the Nikkei Index is available from the NKS Economic Electronic Databank System and the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

The Tokyo Stock Exchange

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the U.S. by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on stocks in the Nikkei Index, and these limitations may, in turn, adversely affect the value of the notes.

License Agreement

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this product prospectus supplement that the Nikkei

Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in securities generally, or in the notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any level of the Nikkei Index or any amount payable upon maturity of the notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the notes.

The Russell 1000(R) Growth Index

We have obtained all information regarding the Russell 1000(R) Growth Index contained in this product prospectus supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Russell Investments (the "Russell 1000(R) Growth Index Sponsor"). The Russell 1000(R) Growth Index Sponsor has no obligation to continue to publish, and may discontinue publication of the Russell 1000(R) Growth Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 1000(R) Growth Index is calculated, published and disseminated by the Russell 1000(R) Growth Index Sponsor, and measures the composite price performance of those stocks included in the Russell 1000(R) Growth Index, all stocks of companies which either are incorporated in the U.S. or its territories, or are eligible for inclusion as a BDI (as defined below) company, that have been determined by the Russell 1000(R) Growth Index Sponsor to be growth oriented, with higher price-to-book ratios and higher forecasted growth values (each a "component stock", and collectively the "component stocks"). All component stocks are traded on a major U.S. stock exchange.

Selection of Component Stocks Included in the Russell 1000(R) Growth Index

Companies incorporated in the U.S. or its territories are eligible for inclusion in the Russell 1000(R) Growth Index. Beginning during reconstitution 2007, companies incorporated in the following countries or regions are also reviewed for eligibility for inclusion: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands. Companies incorporated in these regions are considered Benefit Driven Incorporation ("BDI") companies because they typically incorporate in these BDI regions for operations, tax, political, or other financial market benefits. However, not all companies incorporated in these BDI regions are eligible for inclusion in the Russell 1000(R) Growth Index. Companies incorporated in these BDI regions must also meet one of the following criteria in order to be considered eligible: (i) the company has its headquarters in the U.S. or (ii) the company's headquarters is also in a BDI-designated region or country and the primary exchange for local shares is in the U.S. For new companies located in the BDI regions eligible for inclusion in the Russell 1000(R) Growth Index and that trade on multiple exchanges, the determination of the company's primary exchange is based on the average daily dollar trading value ("ADDTV"), which is the accumulated dollar trading volume divided by the actual number of trading days in the past year. ADDTV is assessed only for new companies entering the U.S. indices. Existing members remain assigned to their primary U.S. exchange until the time when the ADDTV is higher in another country's exchange for the previous two consecutive years. If this occurs, the company is removed from the U.S. and moved to the country with the highest exchange volume. However, the primary exchange is a factor for inclusion only if both its incorporation and its headquarters are in a BDI region or if multiple headquarters are listed in the SEC filings. If the company is primarily headquartered in a country other than the U.S. or the BDI regions, it is not eligible for inclusion regardless of the location of the primary exchange. Headquarters and primary exchanges will be analyzed once a year during reconstitution unless the security is delisted from the U.S. exchange.

To be eligible for inclusion in the Russell 1000(R) Growth Index, a company's stocks typically must be listed on May 31 of a given year with a close price at or above $1.00 on its primary exchange, and the Russell 1000(R) Growth Index Sponsor must have access to documentation verifying the company's eligibility for inclusion. Only common stocks are eligible for inclusion in the Russell 1000(R) Growth Index. The following securities are specifically excluded from the Russell 1000(R) Growth Index: (i) foreign stocks and American Depositary Receipts ("ADRs"); (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; (iii) trust receipts, royalty trusts, limited liability companies, closed-end mutual funds, blank check companies, special purpose acquisition companies, and limited partnerships; and (iv) bulletin board, pink sheet or over-the-counter ("OTC") traded securities. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 1000(R) Growth Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 1000(R) Growth Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution of the Russell 1000(R) Growth Index if it is still trading below $1.00 unless the average of the daily closing prices during the month of May is equal to or greater than $1.00.

The Russell 1000(R) Growth Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June or the prior Friday, if the last Friday of June is the 28th, 29th or 30th. Changes in the constituent stocks are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Computation of the Russell 1000(R) Growth Index

The market value of each security in the Russell 1000(R) Growth Index is determined as a percentage of the market value within the Russell 1000(R) Index. A security designated as 100% growth will hold the same market value in the Russell 1000(R) Growth Index as in the Russell 1000(R) Index. A security designated as 50% growth will be included at half the market value in the Russell 1000(R) Growth Index as in the Russell 1000(R) Index. As a capitalization-weighted index, the Russell 1000(R) Growth Index reflects changes in the capitalization, or market value, of the component stocks relative to their capitalization on a base date. The current Russell 1000(R) Growth Index value is calculated by adding the market values of the Russell 1000(R) Growth Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the component stocks. The total market value is then divided by a divisor. To calculate the Russell 1000(R) Growth Index, last sale prices will be used for exchange-traded and Nasdaq Global Market stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000(R) Growth Index. In order to provide continuity for the Russell 1000(R) Growth Index value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

The Russell 1000(R) Growth Index Sponsor uses a "non-linear probability" method to assign growth and value weights to stocks, where the term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the index.

A process for assigning growth and value weights is applied to the stocks after the index is comprised. Stocks are ranked by their adjusted book-to-price ratio and their I/B/E/S forecast long-term growth mean. These rankings are converted to standardized units and combined to produce a composite value score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

          o ESOP or LESOP shares -- shares of corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

          o Corporate cross-owned shares -- when shares of a corporation included in the Russell 1000(R) Growth Index are held by another member included in a Russell 1000(R) Growth Index Sponsor index (including global indices), this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

          o Large private and corporate shares -- large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a listed corporation not included in a Russell 1000(R) Growth Index Sponsor index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation;

          o Unlisted share classes -- classes of common stock that are not traded on a U.S. securities exchange;

          o Initial public offering lock-ups -- shares locked-up during an initial public offering (an "IPO") are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 1000(R) Growth Index; and

          o Government holdings - direct government holdings are considered unavailable and will be removed from available shares. Indirect government holdings, defined as shares held by government investment boards and/or investment arms, is treated like large private holdings and removed if the holding is greater than 10%. However, government pensions, defined as any holding by a government pension plan are considered institutional holdings and are not removed from available shares.

Corporate Actions Affecting the Russell 1000(R) Growth Index

The following summarizes the types of Russell 1000(R) Growth Index maintenance adjustments and indicates whether or not an adjustment to the Russell 1000(R) Growth Index is required:

          o "No Replacement" Rule -- Securities that leave the Russell 1000(R) Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000(R) Growth Index over the past year will fluctuate according to corporate activity.

          o Deleted Stocks -- Effective on January 1, 2002, when deleting stocks from the Russell 1000(R) Growth Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.

          o Exceptions -- There may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

          o Rule for Additions -- The only additions between reconstitution dates are as a result of spin-offs, reincorporations, and IPOs. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000(R) Growth Index at the latest reconstitution.

          o Rule for Corporate Action-Driven Changes -- Beginning April 1, 2003, changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. When acquisitions or mergers take place within the Russell 1000(R) Growth Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. For reincorporations and exchange de-listing, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for de-listed stocks).

          o Quarterly IPO Additions -- Eligible companies that have recently completed an IPO are added to the Russell 1000(R) Growth Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell 1000(R) Growth Index using their industry's average style probability established at the latest constitution.

Each month, the Russell 1000(R) Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000(R) Growth Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement with Russell Investments

Russell Investments and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, its subsidiaries and affiliates, in exchange for a fee, of the right to use indices owned and published by Russell Investments in connection with some securities, including the notes.

Russell Investments does not guarantee the accuracy and/or the completeness of the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index or any data included in those indices and has no liability for any errors, omissions, or interruptions in those indices. Russell Investments makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the notes, or any other person or entity from the use of the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index or any data included in those indices in connection with the rights licensed under the license agreement described in this product prospectus supplement or for any other use. Russell Investments makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index or any data included in those indices. Without limiting any of the above information, in no event will Russell Investments have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.

The notes are not sponsored, endorsed, sold or promoted by Russell Investments. Russell Investments makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index to track general stock market performance or a segment of the same. Russell Investments publication of the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the stocks upon which those indices are based. Russell Investments' only relationship to Royal Bank is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index, which are determined, composed and calculated by Russell Investments without regard to Royal Bank or the notes. Russell Investments is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000(R) Growth Index, the Russell 1000(R) Value Index or the Russell 2000(R) Index. Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the notes.

Russell 1000(R) Growth Index, the Russell 1000(R) Value Index and the Russell 2000(R) Index are registered trademarks of Russell Investment Group in the U.S. and other countries.

The Russell 1000(R) Value Index

We have obtained all information regarding the Russell 1000(R) Value Index contained in this product prospectus supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Russell Investments (the "Russell 1000(R) Value Index Sponsor"). The Russell 1000(R) Value Index Sponsor has no obligation to continue to publish, and may discontinue publication of the Russell 1000(R) Value Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 1000(R) Value Index is calculated, published and disseminated by the Russell 1000(R) Value Index Sponsor, and measures the composite price performance of those stocks included in the Russell 1000(R) Index, all stocks of companies which either are incorporated in the U.S. or its territories, or are eligible for inclusion as a BDI company, that have been determined by the Russell 1000(R) Value Index Sponsor to be value oriented, with lower price-to-book ratios and lower forecasted growth values (each a "component stock", and collectively, the "component stocks"). All component stocks are traded on a major U.S. stock exchange.

Selection of Component Stocks Included in the Russell 1000(R) Value Index

To be eligible for inclusion in the Russell 1000(R) Value Index, a company's stocks typically must be listed on May 31 of a given year with a close price at or above $1.00 on its primary exchange, and the Russell 1000(R) Value Index Sponsor must have access to documentation verifying the company's eligibility for inclusion. Only common stocks are eligible for inclusion in the Russell 1000(R) Value Index. The following securities are specifically excluded from the Russell 1000(R) Value Index: (i) foreign stocks and ADRs; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; (iii) trust receipts, royalty trusts, limited liability companies, closed-end mutual funds, blank check companies, special purpose acquisition companies, and limited partnerships; and (iv) bulletin board, pink sheets or OTC traded securities. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 1000(R) Value Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations.

In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 1000(R) Value Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00 unless the average of the daily closing prices during the month of May is equal to or greater than $1.00.

The Russell 1000(R) Value Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June or the prior Friday, if the last Friday of June is the 28th, 29th or 30th. Changes in the constituent stocks are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Computation of the Russell 1000(R) Value Index

The market value of each security in the Russell 1000(R) Value Index is determined as a percentage of the market value within the Russell 1000(R) Index. A security designated as 100% value will hold the same market value in the Russell 1000(R) Value Index as in the Russell 1000(R) Index. A security designated as 50% value will be included at half the market value in the Russell 1000(R) Value Index as in the Russell 1000(R) Index. As a capitalization-weighted index, the Russell 1000(R) Value Index reflects changes in the capitalization, or market value, of the component stocks relative to their capitalization on a base date. The current Russell 1000(R) Value Index value is calculated by adding the market values of the Russell 1000(R) Value Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the component stocks. The total market value is then divided by a divisor. To calculate the Russell 1000(R) Value Index, last sale prices will be used for exchange-traded and Nasdaq Global Market stocks.

If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000(R) Value Index. In order to provide continuity for the Russell 1000(R) Value Index value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

The Russell 1000(R) Value Index Sponsor uses a "non-linear probability" method to assign growth and value weights to stocks, where the term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the index.

A process for assigning growth and value weights is applied to the stocks after the index is comprised. Stocks are ranked by their adjusted book-to-price ratio and their I/B/E/S forecast long-term growth mean. These rankings are converted to standardized units and combined to produce a composite value score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

          o ESOP or LESOP shares -- shares of corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

          o Corporate cross-owned shares -- when shares of a corporation included in the Russell 1000(R) Value Index are held by another member included in a Russell 1000(R) Value Index Sponsor index (including global indices), this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

          o Large private and corporate shares -- large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a listed corporation not included in a Russell 1000(R) Value Index Sponsor index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation;

          o Unlisted share classes -- classes of common stock that are not traded on a U.S. securities exchange;

          o IPO lock-ups -- shares locked-up during an IPO are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 1000(R) Value Index; and

          o Government holdings -- direct government holdings are considered unavailable and will be removed from available shares. Indirect government holdings, defined as shares held by government investment boards and/or investment arms, is treated like large private holdings and removed if the holding is greater than 10%. However, government pensions, defined as any holding by a government pension plan are considered institutional holdings and are not removed from available shares.

Corporate Actions Affecting the Russell 1000(R) Value Index

The following summarizes the types of Russell 1000(R) Value Index maintenance adjustments and indicates whether or not an adjustment to the Russell 1000(R) Value Index is required:

          o "No Replacement" Rule -- Securities that leave the Russell 1000(R) Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000(R) Value Index over the past year will fluctuate according to corporate activity.

          o Deleted Stocks -- Effective on January 1, 2002, when deleting stocks from the Russell 1000(R) Value Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.

          o Exceptions -- There may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

          o Rule for Additions -- The only additions between reconstitution dates are as a result of spin-offs, reincorporations, and IPOs. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 1000(R) Value Index at the latest reconstitution.

          o Rule for Corporate Action-Driven Changes -- Beginning April 1, 2003, changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. When acquisitions or mergers take place within the Russell 1000(R) Value Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. For reincorporations and exchange de-listing, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for de-listed stocks).

          o Quarterly IPO Additions -- Eligible companies that have recently completed an IPO are added to the Russell 1000(R) Value Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E(TM) Index. Eligible companies will be added to the Russell 1000(R) Value Index using their industry's average style probability established at the latest constitution.

Each month, the Russell 1000(R) Value Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000(R) Value Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement with Russell Investments

Please see the section above, "--Russell 1000(R) Growth Index--License Agreement with Russell Investments."

The Russell 2000(R) Index

We have obtained all information regarding the Russell 2000(R) Index contained in this product prospectus supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Russell Investments (the "Russell 2000(R) Index Sponsor"). The Russell 2000(R) Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Russell 2000(R) Index at any time. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 2000(R) Index is calculated, published and disseminated by the Russell 2000(R) Index Sponsor, and measures the composite price performance of the stocks of 2,000 companies which either are incorporated in the United States or its territories or are eligible for inclusion as a BDI company. All component stocks are traded on a major U.S. stock exchange.

The Russell 2000(R) Index is a subset of the Russell 3000(R) Index. The Russell 3000(R) Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 2000(R) Index consists of the smallest 2,000 companies included in the Russell 3000(R) Index. The Russell 2000(R) Index is designed to track the performance of the small capitalization segment of the United States equity market.

Selection of Component Stocks Included in the Russell 2000(R) Index

To be eligible for inclusion in the Russell 2000(R) Index, a company's stocks typically must be listed on May 31 of a given year with a close price at or above $1.00 on its primary exchange, and the Russell 2000(R) Index Sponsor must have access to documentation verifying the company's eligibility for inclusion. Only common stocks are eligible for inclusion in the Russell 2000(R) Index. The following securities are specifically excluded from the Russell 2000(R) Index:
(i) foreign stocks and ADRs; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; (iii) trust receipts, royalty trusts, limited liability companies, closed-end mutual funds, blank check companies, special purpose acquisition companies, and limited partnerships; and (iv) bulletin board, pink sheets or OTC traded securities. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 2000(R) Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations.

In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000(R) Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00 unless the average of the daily closing prices during the month of May is equal to or greater than $1.00.

The Russell 2000(R) Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June or the prior Friday, if the last Friday of June is the 28th, 29th or 30th. Changes in the constituent stocks are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Computation of the Russell 2000(R) Index

As a capitalization-weighted index, the Russell 2000(R) Index reflects changes in the capitalization, or market value, of the component stocks relative to their capitalization on a base date. The current Russell 2000(R) Index value is calculated by adding the market values of the Russell 2000(R) Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the component stocks. The total market value is then divided by a divisor, which represents the "adjusted" capitalization of the Russell 2000(R) Index on the base date of December 31, 1986. To calculate the Russell 2000(R) Index, last sale prices will be used for exchange-traded and Nasdaq Global Market stocks.

If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000(R) Index. In order to provide continuity for the Russell 2000(R) Index value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

The Russell 2000(R) Index Sponsor uses a "non-linear probability" method to assign growth and value weights to stocks, where the term "probability" is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price ratio and I/B/E/S forecast long-term growth mean. This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the index.

A process for assigning growth and value weights is applied to the stocks after the index is comprised. Stocks are ranked by their adjusted book-to-price ratio and their I/B/E/S forecast long-term growth mean. These rankings are converted to standardized units and combined to produce a composite value score ("CVS"). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

          o ESOP or LESOP shares -- shares of corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

          o Corporate cross-owned shares -- when shares of a corporation included in the Russell 2000(R) Index are held by another member included in a Russell 2000(R) Index Sponsor index (including global indices), this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

          o Large private and corporate shares -- large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together, or a listed corporation not included in a Russell 2000(R) Index Sponsor index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation;

          o Unlisted share classes -- classes of common stock that are not traded on a U.S. securities exchange;

          o IPO lock-ups -- shares locked-up during an IPO are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 2000(R) Index; and

          o Government holdings -- direct government holdings are considered unavailable and will be removed from available shares. Indirect government holdings, defined as shares held by government investment boards and/or investment arms, is treated like large private holdings and removed if the holding is greater than 10%. However, government pensions, defined as any holding by a government pension plan are considered institutional holdings and are not removed from available shares.

Corporate Actions Affecting the Russell 2000(R) Index

The following summarizes the types of Russell 2000(R) Index maintenance adjustments and indicates whether or not an adjustment to the Russell 2000(R) Index is required:

          o "No Replacement" Rule -- Securities that leave the Russell 2000(R) Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000(R) Index over the past year will fluctuate according to corporate activity.

          o Deleted Stocks -- When deleting stocks from the Russell 2000(R) Index as a result of exchange de-listing or reconstitution, the price used is the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange.

          o Exceptions -- There may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

          o Rule for Additions -- The only additions between reconstitution dates are as a result of spin-offs, reincorporations, and IPOs. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000(R) Index at the latest reconstitution.

          o Rule for Corporate Action-Driven Changes -- Beginning April 1, 2003, changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. When acquisitions or mergers take place within the Russell 2000(R) Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. For reincorporations and exchange de-listing, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for de-listed stocks).

          o Quarterly IPO Additions -- Eligible companies that have recently completed IPO are added to the Russell 2000(R) Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell 2000(R) Index using their industry's average style probability established at the latest constitution.

Each month, the Russell 2000(R) Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5.00% will be reflected in the Russell 2000(R) Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement

Please see the section above, "--Russell 1000(R) Growth Index--License Agreement with Russell Investments."

S&P 500(R) Index

We have derived all information regarding the S&P 500(R) Index (the "S&P Index") contained in this product prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's Financial Services LLC ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "Component Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P calculates the S&P Index by reference to the prices of the Component Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

S&P Index Composition, Maintenance and Calculation

The S&P Index was developed by S&P and is calculated, maintained and published by S&P. The S&P Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the Component Stocks as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the "Market Value" of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P Index based on a half float-adjusted formula, and on September 16, 2005, the S&P Index became fully float-adjusted. S&P's criteria for selecting stocks for the S&P Index did not change by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P Index reflect only those shares that are available to investors, not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

          o holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

          o holdings by government entities, including all levels of government in the U.S. or foreign countries; and

          o holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all 500 Component Stocks relative to the S&P Index's base period of 1941-43 (the "Base Period").

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P Index, it is the only link to the original Base Period level of the S&P Index. The Index Divisor keeps the S&P Index comparable over time and is the manipulation point for all adjustments to the S&P Index ("Index Maintenance").

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the S&P Index, and do not require Index Divisor adjustments.

To prevent the level of the S&P Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in the total Market Value, the level of the S&P Index remains constant. This helps maintain the level of the S&P Index as an accurate barometer of stock market performance and ensures that the movement of the S&P Index does not reflect the corporate actions of individual companies in the S&P Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P Index closing level.

Changes in a company's shares outstanding of 5% or more due to mergers, acquisition, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement

S&P and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes. The S&P Index is owned and published by S&P.

The license agreement between S&P and Royal Bank provides that the following language must be set forth in this product prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance. S&P's only relationship to Royal Bank is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to Royal Bank or the notes. S&P has no obligation to take the needs of Royal Bank or the owners of the notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

         "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500(R)" and "500(R)" are trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

Common Commodities

Below we have described several common commodities and commodity-based indices to which your notes may be linked, together with additional information about certain commodity markets. The relevant pricing supplement may specify one of these commodities, commodity-based indices, or one or more commodities or commodity-based indices not described below.

Commodities Futures Markets

         Futures exchanges and clearing houses in the U.S. are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations, trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description and the description below.

         Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long").

         There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

         By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called "variation margin" and are made as the existing positions in the futures contract become more or less valuable, a process known as "marking to the market".

         Futures contracts are traded on organized exchanges, known as "contract markets" in the U.S. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a "futures commission merchant", which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

         Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as "rolling". For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will "roll" the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

         The following discussion of the operation of certain aspects of the commodities markets is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the commodities markets to determine whether the notes are a suitable investment for you.

ICE Futures(R)

         Established in May 2000, IntercontinentalExchange(R) ("ICE") operates regulated global futures exchanges and over-the-counter (OTC) markets for agricultural, energy, equity index and currency contracts, as well as credit derivatives. ICE offers these markets to participants around the world through its technology infrastructure and trading platform, together with clearing, market data and risk management services.

         In June 2001, ICE acquired the International Petroleum Exchange (IPE), now ICE Futures Europe(R) ("ICE Europe"). ICE conducts its energy futures markets through ICE Europe, its U.K. regulated London-based subsidiary. ICE Europe offers liquid markets for hedging price risk in the world's leading oil benchmarks: ICE Brent Crude futures and ICE West Texas Intermediate (WTI) Crude futures. ICE Europe's markets today account for approximately 50% of the world's crude oil and refined futures traded each day. ICE also operates an over-the-counter marketplace for the North American OTC natural gas and power markets. In April 2005, ICE Europe became the first fully electronic energy exchange. ICE Europe is a Recognized Investment Exchange in the U.K., supervised by the Financial Services Authority under the terms of the Financial Services and Markets Act 2000.

         ICE conducts its soft commodity, foreign exchange and index markets through its U.S. regulated subsidiary, ICE Futures U.S.(R), Inc. ("ICE U.S."), formerly the New York Board of Trade(R), which is a global futures and options exchange for trading in several agricultural commodities, including sugar, cotton, coffee, cocoa and frozen concentrated orange juice. ICE U.S. provides a global marketplace for exclusive futures and options contracts such as Sugar No.11sm, Sugar No.14sm, Cotton No. 2sm, Coffee "C"(R), U.S. Russell Indexes, foreign exchange and the ICE U.S. Dollar Index(R). ICE U.S. is a designated contract market pursuant to the Commodity Exchange Act, as amended, and, as such, is regulated by the Commodity Futures Trading Commission.

         The LBMA

         The London gold bullion market and silver market are the principal global clearing centers for over-the-counter gold bullion and silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market and silver market is the LBMA, formed in 1987. The LBMA is currently comprised of 63 members, of which ten are market-making members, plus a number of associate members around the world.

         Twice daily during London trading hours there is a "fixing" which provides reference gold prices for the day's trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. The fixing is conducted twice each business day by telephone at 10:30 a.m., to determine the London morning fixing price, and at 3:00 p.m., to determine the London afternoon fixing price. The five members of the gold fixing are currently Barclays Bank Plc, the Bank of Nova Scotia-ScotiaMocatta, Deutsche Bank AG, HSBC Bank USA, N.A. and Societe Generale. The chairmanship of the gold fixing rotates annually amongst its members.

         Included within the LBMA is the London Silver Fix, established in the 1890s, which consists of three market-making members of the LBMA, currently the Bank of Nova Scotia-ScotiaMocatta, Deutsche Bank AG and HSBC Bank USA, N.A. The London Silver Fix conducts a Silver Fixing meeting, under the current chairmanship of the Bank of Nova Scotia-ScotiaMocatta, at 12:00 p.m. each London business day to determine the London Silver Fix Price for that day's trading.

         For gold transactions, clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. For silver transactions, clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the Silver Fixing meeting. Orders may be changed at any time during these proceedings. The price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedure is followed against at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media.

         The LME

         The London Metal Exchange ("LME") was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals' market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting "back-to-back" contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically, LME contracts used to be established for delivery on any day (referred to as a "prompt date") from one day to three months following the date of contract, the average amount of time it took a ship to sail from certain Commonwealth countries to London. Further, because it is a principals' forward market, there are no price limits applicable to LME contracts, and prices may decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

         The LME is not a cash cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlement costs. Approved as a recognized investment exchange, the LME is subject to regulation by the U.K. Financial Services Authority. The bulk of trading on the LME is transacted through interoffice dealing, which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:10 p.m. and from 2:55 p.m. to 4:15 p.m., London time. The two sessions are each broken down into two rings made up of five minutes' trading in each contract. After the second ring of the first session, the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros.

         Copper and tin have traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today's Grade-A Contract, which began trading in June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today's High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel, tin and zinc.

         The LPPM

         London has historically been an important center for trading in platinum and palladium. In 1979, a group of leading London- and Zurich-based platinum and palladium traders decided to standardize the specifications for the quality and origins of platinum and palladium that they would trade. In 1987, this informal organization of traders established the London Platinum and Palladium Market ("LPPM"). At present, the LPPM has 11 full members and 32 associate members.

         Twice daily during London trading hours, at 9:45 a.m. and 2:00 p.m. (London time), there is a "fixing" which provides reference platinum and palladium prices for that day's trading. At the start of each fixing, the chairman of the LPPM fix announces an opening price which is relayed to the members' dealing rooms. This price is relayed to the members' customers and, on the basis of orders received, each member declares itself as a buyer or seller. After members have declared their buying and selling interests, they are asked to state the volume of the metals that they wish to trade. If the amounts of buying and selling do not balance, the procedure is repeated, at a higher or lower price, until a balance is achieved. The fixing price is the price at which all of the buying and selling orders declared by members are matched. There are no price limits applicable to LPPM contracts and, consequently, prices could decline without limitation over a period of time.

         The NYMEX

         The New York Mercantile Exchange, Inc. ("NYMEX"), located in New York City, is the world's largest physical commodities futures exchange and the preeminent trading forum for energy and precious metals. NYMEX began commodities trading in 1872, organized as the Butter and Cheese Exchange of New York, and has since traded a variety of commodity products. The establishment of energy futures on the NYMEX occurred in 1978, with the introduction of heating oil futures contracts. The array of trading markets currently provided by the NYMEX includes futures and options contracts for crude oil, gasoline, heating oil, natural gas, electricity, gold, silver, copper, aluminum and platinum; futures contracts for coal, propane and palladium; and options contracts on the price differentials between crude oil and gasoline, crude oil and heating oil, Brent and West Texas Intermediate crude oil, and various futures contract months (calendar spreads) for light, sweet crude; Brent crude; gasoline; heating oil; and natural gas.

         Settlement Price

         Unless otherwise set forth in the applicable term sheet, the official U.S. dollar cash buyer settlement price for each commodity on the pricing date and any applicable valuation date will be determined as described below.

  (a) where the commodity is gold, the PM Gold fixing price in U.S. dollars per troy ounce of Loco London good delivery Gold as determined by the London Gold Market Fixing Limited on the relevant date, and displayed on [Reuters page "GOFO"] [Bloomberg ticker "GOLDLNPM"];

  (b) where the commodity is silver, the Silver fixing price in U.S. dollars per troy ounce of Loco London good delivery Silver as determined by the London Silver Fixing on the relevant date, and displayed on Reuters page "XAGFIX=";

  (c) where the commodity is platinum, the PM Platinum fixing price in U.S. dollars per troy ounce of unallocated Platinum bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S dollars, as calculated by the LPPM on the relevant date and displayed on Reuters page "XPTFIX=";

  (d) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM on the relevant date and displayed on Reuters page "XPDFIX=";

  (e) where the commodity is aluminum, the official "cash offer" settlement price at 13:00 (London time) quoted in U.S. dollars per tonne of Primary Aluminum on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (f) where the commodity is copper, the official "cash offer" settlement price at 12:35 (London time) quoted in U.S. dollars per tonne of copper-Grade A on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (g) where the commodity is lead, the official "cash offer" settlement price at 12:50 (London time) quoted in U.S. dollars per tonne of Lead on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (h) where the commodity is nickel, the official "cash offer" settlement price at 13:05 (London time) quoted in U.S. dollars per tonne of Primary Nickel on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (i) where the commodity is tin, the official "cash offer" settlement price at 12:45 (London time) quoted in U.S. dollars per tonne of Tin on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (j) where the commodity is zinc, the official "cash offer" settlement price at 12:55 (London time) quoted in U.S. dollars per tonne of Special High Grade Zinc on the LME or its successor on the relevant date, as determined and made public by the LME and displayed on the exchange's website www.lme.co.uk or Reuters page "MTLE";

  (k) where the commodity is WTI Crude, the official settlement price per barrel of WTI light sweet crude oil on the NYMEX of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or on the Reuters page "SETT";

  (l) where the commodity is brent crude, the official settlement price per barrel of Brent Crude Oil on the ICE of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.theice.com or Reuters page "SETT";

  (m) where the commodity is heating oil, the official settlement price per gallon of Heating Oil on the NYMEX of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or Reuters page "SETT";

  (n) where the commodity is gas oil, the official settlement price per metric tonne of Gas Oil on ICE Europe of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.theice.com or Reuters page "SETT";

  (o) where the commodity is RBOB unleaded gasoline, the official settlement price per gallon of RBOB Unleaded Gasoline on the NYMEX of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or Reuters page "SETT";

  (p) where the commodity is natural gas, the official settlement price per one million British thermal units ("MMBTU") of natural gas on the NYMEX of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.nymex.com or on the Reuters page "SETNGS";

  (q) where the commodity is Corn, the official settlement price per bushel of #2 Yellow Corn as traded on the Chicago Board of Trade ("CBOT") or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

  (r) where the commodity is Wheat, the official settlement price per bushel of Wheat as traded on the CBOT or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

  (s) where the commodity is Soybeans, the settlement price per bushel of No. 2 Yellow Soybeans as traded on the CBOT or its successor, of the first futures contract to expire following the relevant date, stated in U.S. dollars, and displayed on the exchange's website www.cbot.com;

  (t) where the commodity is Ethanol, the settlement price per gallon of Denatured Fuel Ethanol as traded on the CBOT or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.cbot.com;

  (u) where the commodity is Red Wheat, the settlement price per bushel of Red Wheat as traded on the Kansas City Board of Trade or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.kcbt.com;

  (v) where the commodity is Sugar, the settlement price per pound of #11 World Sugar as traded on ICE U.S. or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed by the exchange and available on the exchange's website www.theice.com;

  (w) where the commodity is Coffee, the settlement price per pound of Coffee "C"(R) as traded on ICE U.S. or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.theice.com;

  (x) where the commodity is Cotton, the settlement price per pound of Cotton # 2 as traded on ICE U.S. or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.theice.com;

  (y) where the commodity is Lean Hogs, the settlement price pound of Lean Hogs as traded on the Chicago Mercantile Exchange ("CME") or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.cme.com;

  (z) where the commodity is Live Cattle, the settlement price per pound Live Cattle as traded on the CME or its successor, of the first futures contract to expire following the relevant date, specified in U.S. dollars, and displayed on the exchange's website www.cme.com; and

  (aa) The screen or time of observation indicated in relation to any commodity settlement rate above shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

The S&P GSCI(TM) and the S&P GSCI(TM) - Excess Return

         All disclosures contained in this product prospectus supplement regarding the S&P GSCI(TM) ("S&P GSCI") and the S&P GSCI(TM) - Excess Return ("S&P GSCI-ER") including, without limitation, their make up, method of calculation, and changes in their components has been derived from publicly available sources. The information reflects the policies of Standard & Poor's Financial Services LLC ("Standard & Poor's" or "S&P") as stated in those sources, and these policies are subject to change at S&P's discretion. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P GSCI and the S&P GSCI-ER. Neither we, the Calculation Agent, nor RBC Capital Markets Corporation accepts any responsibility for the calculation, maintenance or publication of the S&P GSCI, the S&P GSCI-ER, or any successor index.

         The S&P GSCI was originally established in May 1991 by The Goldman Sachs Group, Inc. and subsequently purchased by S&P in February 2007. The S&P GSCI-ER is a sub-index of the S&P GSCI and reflects the excess returns that are potentially available through an unleveraged investment in the contracts comprising the S&P GSCI.

         The S&P GSCI is an index on a world production weighted basket of principal physical commodities that satisfy specified criteria. The S&P GSCI is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI are weighted, on a production basis, to reflect the relative significance of such commodities to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI has been normalized so that its value on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

         S&P makes the official calculations of the S&P GSCI. At present, this calculation is performed continuously and is reported on Reuters page GSCI (or any successor or replacement page) and is updated on Reuters at least once every three minutes during business hours on each day on which S&P's offices in New York City are open for business, which we refer to as a "GSCI business day" for the purposes of this paragraph. The settlement price for the S&P GSCI-ER is also reported on Reuter's page GSCI (or any successor or replacement page) at the end of each GSCI business day.

         The GSCI Committee and the GSCI Advisory Panel

         S&P has established an index committee (the "GSCI Committee") to oversee the daily management and operations of the S&P GSCI, and it is responsible for all analytical methods and calculation in the indices. The GSCI Committee is comprised of three full-time professional members of S&P's staff and two members of the Goldman Sachs Group. At each meeting, the GSCI Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for addition to an index, and any significant market events. In addition, the GSCI Committee may revise index policy covering rules for selecting commodities, or other matters. S&P considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all GSCI Committee discussions are confidential.

         S&P has established an index advisory panel (the "GSCI Advisory Panel") to assist it in connection with the operation of the S&P GSCI. The GSIC Advisory Panel meets on an annual basis and at other times at the GSCI Committee's request. The principal purpose of the GSIC Advisory Panel is to advise the GSCI Committee with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the S&P GSCI. The GSIC Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI are made by the GSCI Committee. Also, certain of the members of the GSCI Advisory Panel may be affiliated with entities which from time to time may be invested in the S&P GSCI, either through transactions in the contracts included in the S&P GSCI, futures contracts on the S&P GSCI or derivative products linked to the S&P GSCI.

         Composition of the S&P GSCI

         In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

         o Non-financial Commodities: The contract must be in respect of a physical commodity and not a financial commodity.

         o        Contract Characteristics:

                  o The contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

                  o The contract must at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and

                  o The exchange, facility or other platform (referred to as a "trading facility") on which the contract is traded must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three "roll periods" (each roll period is a period of five "GSCI Business Days" (defined as a day on which the S&P GSCI is calculated, as determined by the NYSE Euronext Holiday & Hours schedule) beginning on the fifth GSCI Business Day of each calendar month and ending on the ninth GSCI Business Day of that month, as adjusted for certain circumstances).

         o Denominations and Geographical Requirements: The contract must be denominated in U.S. dollars and traded on or through a trading facility that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development.

         o        Availability of Daily Contract Reference Prices:

                  o The daily price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the "daily contract reference price") generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI; and

                  o At and after the time the contract is included in the S&P GSIC, the daily contract reference price for that contract must be published between 10:00 AM and 4:00 PM, Eastern Time, on each business day relating to that contract by the trading facility on or through which it is traded and must generally been available to all members or participants in the facility (and, if S&P is not such a member or participant, to S&P) on the same business day from the trading facility or through a recognized third-party vendor. The publication must include, at all times, daily contract reference prices for at least one contract expiration that is five months or more from the date the determination is made, as well as all contract expirations during that five-month period.

         o Availability of Volume Data: The trading volume information with respect to that contract must be available for at least the three months immediately preceding the date on which the determination is made.

         o Other Requirements With Respect to Trading Facilities: The trading facility on or through which the contract is traded must: (i) make price quotations generally available to its members or participants (and, if S&P is not such a member or participant, to S&P) in a manner and with a frequency that is sufficient to provide reasonable reliable indications of the level of the relevant market at any point in time; (ii) make reliable trading volume information available to S&P with at least the frequency required by S&P to make its monthly determinations; (iii) accepts bids and offers from multiple participants or price provides; and (iv) be accessible by a sufficiently broad range of participants.

         o        Total Dollar Value Trading Requirement: A contract that is:

                  o not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at that time must, in order to be added to the S&P GSCI at that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$15 billion. The total dollar value traded is the total quantity traded in that contract over the period for which the calculation is made, multiplied by the average contract reference price for that period.

                  o already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$5 billion and at least US$10 billion during at least one of the three most recent annual periods used in making the determination.

                  o not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at that time must, in order to be added to the S&P GSCI at that time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least US$30 billion.

                  o already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at that time must, in order to continue to be included in the S&P GSCI after that time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$10 billion and at least US$20 billion during at least one of the three most recent annual periods used in making the determination.

         o Reference Percentage Dollar Weight Requirement: A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after that time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (as defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract's percentage of the total is then determined. A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at that time, have a reference percentage dollar weight of at least 1.00%.

         In the event that two or more contracts on the same commodity satisfy the eligibility criteria, those contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if the inclusion would result in the portion of the S&P GSCI attributable to that commodity exceeding a particular level. If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity is included, the portions of the S&P GSCI attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the GSCI attributable to it.

         The contracts currently included in the S&P GSCI are all futures contracts traded on the New York Mercantile Exchange, Inc., the Chicago Mercantile Exchange, the Chicago Board of Trade, the ICE Futures U.S., the ICE Futures Europe, the Kansas City Board of Trade, the Commodities Exchange Inc. and the London Metal Exchange.

         The futures contracts currently included in the S&P GSCI, their reference percentage dollar weights ("RPDW"), their market symbols, the exchanges on which they are traded and their contract production weights ("CPW") for 2009 are:

                                               Current        Market
                                               -------        ------
Commodity                                      RPDW*          Symbol          Trading Facility       2009 CPW
---------                                      -----          ------          ----------------       --------
Wheat (Chicago)                                 3.87             W                   CBT             18,284.34

Wheat (Kansas City)                             0.80            KW                   KBT             3,648.020

Corn                                            3.34             C                   CBT             26,040.59

Soybeans                                        2.20             S                   CBT             7,134.814

Coffee "C"                                      0.55            KC                 ICE-US            16,402.2

Sugar #11                                       0.93            SB                 ICE-US            326,600.0

Cocoa                                           0.22            CC                 ICE-US            3.60258

Cotton #2                                       0.79            CT                 ICE-US            46,706.92

Lean Hogs                                       1.02            LH                   CME             63,629.95

Cattle (Live)                                   2.08            LC                   CME             87,753.95

Cattle (Feeder)                                 0.39            FC                   CME             14,720.39

Oil (WTI Crude)                                39.75            WTI               NYM / ICE          15,418.2

Oil (#2 Heating)                                4.82            HO                   NYM             67,072.57

RBOB Oil                                        4.71            RB                   NYM             71,853.63

                                     PS-61

Oil (Brent Crude)                              13.68            BRT                ICE-UK            5,364.404

Gasoil                                          5.21            GO                 ICE-UK            225.6823

Natural Gas                                     6.42            NG                NYM / ICE          28,781.3

High Grade Primary Aluminum                     2.43            IA                   LME             36.198

Copper - Grade A                                3.02            IC                   LME             15.84

Standard Lead                                   0.46            IL                   LME             7.030

Primary Nickel                                  0.79            IN                   LME             1.24

Special High Grade Zinc                         0.57            IZ                   LME             10.008

Gold                                            1.70            GC                   CMX             80.7627

Silver                                          0.24            SI                   CMX             622.4385

*Percentage dollar weights as of April 13, 2009.

         The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the "world production average") of the production quantity of the underlying commodity as published by the United Nations Industrial Commodity Statistics Yearbook, the U.S. Department of Interior, U.S. Geological Survey Minerals Yearbook, the Food and Agriculture Organization of the United Nations Production Yearbook, the Food and Agriculture Organization of the United Nations Statistical Yearbook, and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P, in consultation with the GSCI Committee, may calculate the weight of that commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the production quantity of which is determined on the basis of regional production data, with the relevant region defined as North America.

         The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately one and a half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The CPWs used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

         In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the GSCI will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the GSCI, in consultation with the GSCI Committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy the criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI which no longer satisfy such criteria, if any, will be deleted.

         S&P, in consultation with the GSCI Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. S&P has the discretion to make any such modifications in consultation with the GSCI Committee.

         Contract Expirations

         Because the S&P GSCI comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as "contract expirations". The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an "active contract". An "active contract" for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

         If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

         License Agreement

         Standard & Poor's(R), S&P(R), and S&P GSCI(R) are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Royal Bank. The S&P GSCI and the S&P GSCI-ER are not owned, endorsed or approved by or associated with Goldman Sachs & Co. or its affiliated companies. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's does not make any representation regarding the advisability of investing in the notes.

         We have entered into a non-exclusive license agreement with Standard & Poor's (the "Licensor"), which allows us and our affiliates, in exchange for a fee, to use the Index in connection with the issuance of certain securities, including the notes. We are not affiliated with the Licensor; the only relationship between the Licensor and us is the licensing of the use of the S&P GSCI and trademarks relating to the S&P GSCI.

         The Licensor is under no obligation to continue the calculation and dissemination of the S&P GSCI or any subindices (individually and collectively, the "S&P GSCI Index"). The notes are not sponsored, endorsed, sold or promoted by the Licensor. No inference should be drawn from the information contained in this product prospectus supplement that the Licensor makes any representation or warranty, implied or express, to us, any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the S&P GSCI Index to track commodities futures prices generally.

         The Licensor determines, composes and calculates the S&P GSCI Index without regard to the notes. The Licensor has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the S&P GSCI Index. The Licensor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the notes and will not be responsible for, or participate in, any determination or calculation regarding the amount payable at maturity. The Licensor has no obligation or liability in connection with the administration, marketing or trading of the notes.

         The Licensor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P GSCI Index or the manner in which the S&P GSCI Index is applied in determining the Initial Level or the Final Level or any amount payable upon maturity of the notes.

         The notes are not sponsored, endorsed, sold or promoted by the Licensor. The Licensor does not make any representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI Index to track general commodity market performance. The Licensor's only relationship to Royal Bank is the licensing of certain trademarks and trade names of the Licensor and of the S&P GSCI Index, which is determined, composed and calculated by the Licensor without regard to Royal Bank or the notes. The Licensor has no obligation to take the needs of Royal Bank or the holders of the notes into consideration in determining, composing or calculating the S&P GSCI Index. The Licensor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Licensor has no obligation or liability in connection with the administration, marketing or trading of the notes.

         THE LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND THE LICENSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK, HOLDERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. THE LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LICENSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The UBS Bloomberg Constant Maturity Commodity Index (CMCI)

         All disclosures contained in this product supplement regarding the UBS Bloomberg Constant Maturity Commodity Index ("CMCI") and the UBS Bloomberg Constant Maturity Commodity Index - Excess Return ("CMCI-ER"), including, without limitation, their composition, weighting, method of calculation and procedures for changes in components and weights has been derived from publicly available sources. The information reflects the policies of UBS AG ("UBS") and Bloomberg L.P. ("Bloomberg" and, together with UBS, the "CMCI Sponsors") as stated in those sources, and these policies are subject to change at the discretion of the CMCI Sponsors. Neither we, the Calculation Agent, nor RBC Capital Markets Corporation accepts any responsibility for the calculation, maintenance or publication of the CMCI, the CMCI-ER, or any successor index.

         The CMCI and the CMCI-ER were developed by UBS and Bloomberg and launched in January 2007 to provide an alternative to traditional commodity indices. The CMCI represents a basket of 26 commodity futures contracts with a series of up to five different investment maturities for each individual commodity using the calculation methodology of constant maturity forwards. The CMCI-CR is based on the same methodology and contains the same components as the CMCI, however, the CMCI has weightings across commodities and the CMCI-ER is weighted across both commodities and maturities.

         Traditional commodity indices tend to focus on front-month contracts with short tenors (time to maturity) whereas the CMCI is based on commodity futures contracts with tenors ranging from three months to three years. The CMCI also offers continuous roll mechanisms for each constant maturity with respect to each commodity futures contract, which, in contrast to rolling of front-month contracts offered in traditional commodity indices, offers the potential to mitigate negative roll yield. Roll yield arises from the differential between the price levels of the contracts that an index rolls out of and those it rolls into. The commodities represented in the CMCI currently include agricultural products, energy products, metals and livestock. The exchanges include the New York Mercantile Exchange (including the COMEX division), Chicago Board of Trade, London Metal Exchange, ICE Futures U.S., Chicago Mercantile Exchange, ICE Futures Europe and Euronext.Liffe.

         The CMCI-ER is calculated and disseminated by UBS approximately every fifteen seconds (assuming the level of the index has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and the daily index level for the CMCI-ER is published between 4:00 p.m. and 6:00 p.m., New York City time on each trading day. CMCI-ER information is available under the symbol "CMCIER" from Bloomberg on pages CUBS <GO>, CMCN <GO> or CMCX
<GO> and from Reuters on page UBSCMCI.

         The CMCI Governance Committee and the CMCI Advisory Committee

         All decisions related to the CMCI are made by the CMCI Governance Committee, which is comprised of eight people: four appointed by each CMCI Sponsor. Each CMCI Sponsor, in turn, appoints a chairman from the members of the CMCI Governance Committee who serves for a period of six months. Each representative on the CMCI Governance Committee has one vote, with the chairman having an additional vote in the event of a tie. The CMCI Governance Committee holds ordinary meetings bi-annually around the second Friday of May and November.

         The CMCI Governance Committee is advised by the CMCI Advisory Committee, which is comprised of experts including trading, research and structuring representatives, a secretary and a legal advisor. The CMCI Advisory Committee provides relevant market data and recommends appropriate changes to the CMCI. The CMCI Advisory Committee may also request special meetings of the CMCI Governance Committee in the case of market emergencies or where the CMCI Advisory Committee feels a special meeting is necessary. Ultimately, the decisions of the CMCI Governance Committee must be reviewed and, if approved, implemented by the CMCI Sponsors. In this regard, the CMCI Sponsors will each be represented by an appointee who is a board member or managing director of the relevant CMCI Sponsor.

         CMCI Composition

         The Selection Process

         In order to be eligible for inclusion in the CMCI, a commodity future contract must satisfy certain requirements as described below. Changes in the CMCI's composition, as described herein, are entirely a function of those made to the CMCI by the CMCI Governance Committee. No decision can be made to add or withdraw a CMCI component or affect the weight of that component independently from those made with respect to the CMCI.

         Generally, when a contract becomes eligible for inclusion in the CMCI, and the CMCI Governance Committee believes that the inclusion is appropriate in light of the CMCI procedures and objectives, changes in the CMCI composition would be reviewed in May and/or November by the CMCI Governance Committee, with changes effected during the following maintenance period of July and/or January.

         The CMCI's composition is modified only in rare occasions, in order to maintain liquidity and stability of the CMCI, and the composition of the CMCI generally will not be changed unless "extraordinary circumstances" occur. These extraordinary circumstances may include (but are not limited to):

         o declining or rising trading volumes, instrument delisting or creation (when declining trading volumes are posing a threat to the CMCI's stability and tradability);

         o critical changes in commodity production or consumption patterns;

         o        changes in foreign exchange regimes;

         o        general macroeconomic or political events, and

         o all types of legal changes, tax rulings and official decisions presenting a threat to CMCI investors and/or CMCI Sponsors.

         In some special situations likely to affect the CMCI adversely and reflect negatively on investors and/or members of the CMCI Governance Committee, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can also declare "force majeure" and can change any parameter of the CMCI with immediate effect. The CMCI Sponsors also reserve the right to alter the procedures and methodology related to selecting the underlying futures contracts.

         Component Selection and Target Weights

         For a commodity contract to be included in the CMCI, the following primary and secondary requirements have to be satisfied:

         o The "primary requirements" are related to the nature of the instrument as well as some technical characteristics including country of origin, trading characteristics, foreign exchange controls and availability and accuracy of contract, price and volume data.

         o The "secondary requirements" involve satisfying a series of pure financial thresholds based on liquidity, including, among other things, open interest and market volume. Open interest, which reflects positions in contracts that remain open on an overnight or multi-day basis, is used to assess past and future liquidity. Market volume, which reflects the number of contracts traded in a given period of time, indicates immediate interest, and over a period of time provides a usable measure of liquidity.

         CMCI Weightings

         Initial Weightings

         The weighting process for the CMCI is designed to reflect the economic significance and market liquidity of each commodity. The CMCI Sponsors use a two step approach to determining target weights of the futures contracts in the CMCI. First, the CMCI Sponsors use regional Consumer Price Indexes (CPI), Producer Price Indexes (PPI) and Gross Domestic Product (GDP) data to produce the Economic Weight (EW) of each of the five sectors of the CMCI - the five sectors of the CMCI are currently agriculture, livestock, energy, precious metals and industrial metals. Second, the market value of the amount of each commodity that is consumed is used to calculate the individual instrument weight of each commodity, based on such market value as a percentage of the total market value of the consumption of all commodities included in the relevant sector.

         Changes in the Weights and/or CMCI Composition

         As noted above, the CMCI Governance Committee (in consultation with the CMCI Advisory Committee) reviews the selection and weightings of the futures contracts in the CMCI bi-annually, in November and May, or at any special meeting called by the CMCI Advisory Committee. Weights are potentially reassigned whenever a regular or special meeting of the CMCI Governance Committee is held, subject to ratification by the CMCI Sponsors.

         Continuous Rolling of Contracts

         The CMCI represents a weighted average of all available CMCI constant maturities (ranging from three months to three years). The distribution of weightings to available tenors (time to maturity) is a function of relative liquidity of the underlying futures contracts. As with most asset classes, the liquidity of commodity futures contracts tends to reduce as time to maturity increases. Therefore, the continuous rolling (constant maturity) of the CMCI limits the dilution of liquidity of the underlying commodity futures contracts. In this way, the CMCI reflects the most liquid contracts.

         Rebalancing of the CMCI Components

         Because of price movements, the weight of each commodity in the CMCI will move away from its target weight over time. The weight of each CMCI component is therefore rebalanced over the final three business days of each month in order to bring each commodity back to its target weight. The process is automatic and is implemented using a pre-defined algorithm.

         In addition, twice annually in January and July there is a maintenance period at which time the target weights themselves are adjusted according to decisions of the CMCI Governance Committee.

         Market Disruption

         As noted above, the CMCI Advisory Committee will request extraordinary meetings with the CMCI Governance Committee in the event of actual or potential "market emergency" or "force majeure" events (as discussed below), or any other situations the CMCI Advisory Committee deems, in its own discretion, to require an extraordinary meeting. The purpose of such meetings will be to determine what, if any, changes to make to the CMCI.

         Market Emergency and Force Majeure

         In some extraordinary circumstances, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can deem an event a "market emergency and force majeure" event. These extraordinary circumstances include:

         o        the imposition of a currency control mechanism;

         o the adoption or issuance of tax-related rules, regulations, orders or other actions;

         o an announcement or other public action regarding scientific discoveries or events relating to the commodities markets;

         o a governmental, regulatory or other public announcement that is reasonably likely to affect the commodity markets generally;

         o        any climate or weather related emergencies;

         o        a war;

         o        a terrorist event;

         o any other event that makes the calculation of the CMCI impossible or infeasible either on a technical basis or otherwise, or that makes the CMCI non representative of market prices or undermines the realization of the objectives of the CMCI; and

         o any event creating a situation of unfair advantage or disadvantage for any market participant, group of market participants or the CMCI Sponsors.

         Whenever a "market emergency and force majeure" event has been identified, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, can take any action it deems appropriate, including, but not limited to:

         o the replacement of a daily component nearby price when there is a manifest error in the officially settled price or when a market abuse is likely to have taken place;

         o the temporary or final revoking of the membership of a component in the CMCI;

         o        the immediate change of a CMCI parameter;

         o the suspension of the calculation of the CMCI, a sub CMCI index, a standard constant maturity series, or a currency series; or

         o in general, any action necessary to preserve the reputation of the CMCI as a fair and tradable commodity benchmark.

         Adjustments for a "Market Disruption Event Day"

         When an exchange fails to publish a settlement price for components involved in any of the CMCI maintenance procedures (rebalancing or re-weighting), the CMCI business day is deemed a "market disruption event day." The components involved are not rolled or rebalanced on that day. For those contracts or components, the roll periods remain identical to the value they had on the CMCI business day immediately preceding the "market disruption event day" in such a way that the maintenance period is extended for as long as no settlement price is made available by the affected exchange. If, after a period of five standard business days, no settlement price has been made available by the exchange or trading platform, the CMCI Sponsors will determine, in good faith, taking into account the objectives of the CMCI and the interests of market participants, the one or more exchange settlement or official closing prices necessary for the maintenance of the component and the calculation of the CMCI.

         Adjustments for a "Currency Market Disruption Event Day"

         In the event of a reference price source failing to publish a valid fixing rate for a referenced currency exchange rate, the CMCI business day is deemed a "currency market disruption event day." If no fixing price has been made available by the affected price source, the one or more foreign exchange currency rate fixing prices necessary for the calculation of the CMCI will be obtained by the CMCI Sponsors from commercially reasonable sources in the market, or determined in good faith, bearing in mind both the interest of investors and market participants, and with the aim of maintaining and enhancing the CMCI as a tradable commodity investment benchmark. A commercially reasonable method would be, for example, the averaging of three foreign exchange broker-dealer quotes at the approximate time when the fixing would have been determined by the price source. In the event that the rate source becomes permanently deficient, the CMCI Governance Committee, in consultation with the CMCI Advisory Committee, may characterize the event as a "force majeure" event and decide to replace it by a new source effective immediately thereafter.

         Excess Return vs. Total Return

         The CMCI-ER reflects the returns that are potentially available through an uncollateralized investment in the CMCI basket. The term "Excess Return" in the title of the CMCI-ER is not intended to suggest that the performance of the CMCI-ER at any time or the return on your notes will be positive or that the CMCI-ER is designed to exceed a particular benchmark.

         License Agreement

         We have entered into a non-exclusive license agreement with UBS and Bloomberg licensing to us and to certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the CMCI-ER, which is owned and published by UBS and Bloomberg, in connection with certain products, including the notes.

         The license agreement between UBS, Bloomberg, and us provides that the following language must be set forth in this product supplement:

         NEITHER UBS NOR BLOOMBERG GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE CMCI-ER OR ANY DATA INCLUDED THEREIN OR SHALL HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSION OR INTERRUPTIONS IN THE CALCULATION AND/OR DISSEMINATION OF THE CMCI-ER. NEITHER UBS NOR BLOOMBERG MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OR FROM THE USE OF THE CMCI-ER OR ANY DATA INCLUDED THEREIN OR FOR ANY OTHER USE (WHETHER DIRECTLY OR VIA ANY PRODUCT REFERENCED THERETO). NEITHER UBS NOR BLOOMBERG MAKE ANY EXPRESS OR IMPLIED WARRANTIES, AND TO THE EXTENT PERMITTED BY LAW UBS AND BLOOMBERG HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CMCI-ER OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE EXTENT PERMITTED BY LAW UBS AND BLOOMBERG DISCLAIM ANY LIABILITY FOR ANY PUNITIVE, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH.

                  HISTORICAL REFERENCE ASSET LEVEL INFORMATION

         We may provide historical level information on the Reference Asset or applicable Basket Components in the relevant pricing supplement. You should not take any of those historical levels as an indication of the future performance. We cannot give you any assurance that the level of the Reference Asset or Basket Components will not decrease (or, in the case of bearish notes, increase), thus allowing you from receiving an amount equal to less than the principal amount of your notes at maturity.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

         The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

         In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Product Prospectus Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and any Canadian resident (or deemed Canadian resident) to whom the holder disposes the notes, and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

         This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

         Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

         Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (a "Participating Debt Interest"). A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

         In the event that a note which is not exempt from Canadian withholding tax according to its terms is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note that was issued for an amount not less than 97% of the principal amount (as defined for the purposes of the Act) of the note, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Act) on the amount for which the note was issued does not exceed 4/3 of the interest stipulated to be payable on the note, expressed in terms of an annual rate on the outstanding principal amount from time to time will be an excluded obligation for this purpose.

         Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

         The following disclosure--including the opinion of Morrison & Foerster LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under "Tax Consequences - United States Taxation" in the prospectus or "Certain Income Tax Consequences - United States Taxation" in the prospectus supplement, with regard to an investment in any particular note because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that the Reference Asset(s) will be one or more of the Reference Assets listed in this product prospectus supplement under "Common Reference Assets." If the Reference Asset(s) for any particular note is not listed in this product prospectus supplement under "Common Reference Assets," the tax treatment of that note may differ substantially from that described in the discussion below. In addition, if an investor in the notes is not subject to a significant risk that it will lose a significant amount of its investment in the notes, the tax treatment of that note may differ substantially from that described in the discussion below. There may be other features or terms of your notes that will cause this tax section to be inapplicable to your notes.

         Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

         The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus). It applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

         NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

         In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Reference Asset or Basket for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, subject to the discussion below concerning the potential application of the "constructive ownership" rules under Section 1260 of the Code, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes. In general, a holder's tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations. The holding period for notes of a holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same holder until maturity, that holder's holding period will generally include the maturity date.

         Possible Application of Section 1260 of the Code. If one or more of the Reference Asset is or includes the type of financial asset described under
Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a "Section 1260 Financial Asset"), while the matter is not entirely clear, unless otherwise specified in the applicable pricing supplement, an investment in a note likely will be treated, in whole or in part, as a "constructive ownership transaction" to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a note will be recharacterized as ordinary income (the "Excess Gain"). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

         If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the "net underlying long-term capital gain" (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale, exchange, or settlement of the note at fair market value (and appropriately taking into account any leveraged upside exposure). Alternatively, the Internal Revenue Service may contend that the Excess Gain should not be limited to amounts attributable to a Section 1260 Financial Asset, but should instead apply to the all of the Reference Asset(s). U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the note.

         As described below, the Internal Revenue Service, as indicated in the notice issued on December 7, 2007, is considering whether Section 1260 of the Code generally applies or should apply to a note, including in situations where the Reference Asset(s) are not the type of financial asset described under
Section 1260 of the Code.

         Alternative Treatments. Alternative tax treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument. If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss. If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

         If the Reference Asset is, or a Basket includes, an index that periodically rebalances, it is possible that the notes could be treated as a series of derivative contracts, each of which matures on the next rebalancing date. If the notes were properly characterized in such a manner, a holder would be treated as disposing of the notes on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder's basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

         Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

         On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of
Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the relevant pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

         In addition, legislation has been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. This legislation, as currently drafted, will not affect notes that have a term of one year or less when issued. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of the notes.

         Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

         This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

         The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

         Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the enhanced return notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

         With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

         To the extent RBC Capital Markets Corporation resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or RBC Capital Markets Corporation. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                              Enhanced Return Notes

                                   May 7, 2009